                                                                  Exhibit (b)(2)
-------------------------------------------------------------------------------



COMPLETE APPRAISAL
IN A SELF CONTAINED REPORT

CENTURY APARTMENTS
E/s Greenside Drive
Cockeysville, Baltimore County, Maryland




-------------------------------------------------------------------------------




As of August 13, 1999





Prepared For:

KRUPP REALTY LIMITED PARTNERSHIP V
One Beacon Street, Suite 1550
Boston, MA  02108




Prepared By:

CUSHMAN & WAKEFIELD, INC.
Valuation Advisory Services
51 W. 52nd Street, 9th Floor
New York, New York 10019

August 13, 1999



Mr. James Hynes
Vice President
Krupp Realty Limited Partnership V
One Beacon Street, Suite 1550
Boston, MA  02108

Re:     Complete Appraisal of Real Property
        CENTURY APARTMENTS
        E/s Greenside Drive
        Cockeysville, Baltimore County, Maryland

Dear Mr. Hynes:

        In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the as is market value of the fee simple estate, disregarding existing financing secured by the above referenced property and any associated prepayment penalty required to satisfy the prepayment of existing mortgages in place.

        As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Krupp Realty Limited Partnership V and is intended only for their specified use. Unless otherwise stated, the report may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

        This appraisal report has been prepared in accordance with our interpretation of the appraisal requirements of the Federal Home Loan Bank Board (Freddie Mac), Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

        The property was inspected and the report prepared by Kelly J. Small under the supervision of John D. Busi, MAI, who did not inspect the property.

Mr. James Hynes                Page 2                           August 13, 1999


        Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of fee simple estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of August 13, 1999, was:

                TWENTY TWO MILLION THREE HUNDRED THOUSAND DOLLARS
                                   $22,300,000

        This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an ADDENDA.


Respectfully submitted,

CUSHMAN & WAKEFIELD, INC.



Kelly J. Small
Associate Director
Valuation Advisory Services
Maryland Certified General Appraiser License 20143




John D. Busi, MAI
Managing Director
Valuation Advisory Services

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------

Property Name:                                         Century Apartments

Location:                                              The subject property is located on the east side
                                                       of Greenside Drive, the south side of Sorley
                                                       Road, and the north side of Galloway Avenue in
                                                       Cockeysville, Baltimore County, Maryland.

General Overview:                                      The improvements consists of 39 three--story apartment
                                                       buildings containing 468 units that were constructed in
                                                       1969. There are 136 one-bedroom, one-bath units, 260 two-bedroom,
                                                       1.5 bath units, and 72 three-bedroom, two-bath units. Project amenities include a swimming pool, clubhouse, fitness center, and two playgrounds. As of the date of appraisal, the property was
                                                       94 percent occupied.

Tax Account Number:                                    1600004952

Interest Appraised:                                    Fee simple estate

Date of Value:                                         August 13, 1999

Date of Inspection:                                    August 13, 1999

Ownership:                                             Century III Associates

Land Area:                                             28.744 acres

FY 2000 Property Assessment (FCV)                      $17,306,700

1998 Real Estate Taxes:                                $317,788

Zoning:                                                DR 16, High Density Residential

Highest and Best Use:
     As Vacant:                                        Development of a multi-family complex

     As Improved:                                      Continued use as multi-family apartments.

Improvement Description
   Type:                                               Garden apartments

   Year Built:                                         1969

   Type of Construction:                               Brick and aluminum siding

   Net Rentable Area:                                  435,458


                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------

UNIT MIX/CURRENT OCCUPANCY/RENTAL RATES:


========================================================================================================
                                    UNIT MIX/OCCUPANCY/RENTAL RATES
========================================================================================================
                                            NET          NO.                        QUOTED
    UNIT TYPE        NO.       SIZE       RENTABLE      UNITS                      MONTHLY      RENT
                    UNITS      (SF)      AREA (SF)      LEASED      OCCUPANCY        RENT      PER SF
========================================================================================================
1-BR/1-BA             97       691         67,027         95           98%           $675       $0.98

1-BR/1-BA/Den         39       801         31,239         36           92%           $710       $0.89

2-BR/1.5-BA          260       974        253,240        244           94%           $785       $0.81

3-BR/2-BA             72     1,166         83,952         67           93%           $940       $0.81

--------------------------------------------------------------------------------------------------------
      Total          468       930        435,458        442           94%           $780       $0.84
========================================================================================================


Income and Expense Data:
      Income (Per Unit):
        1997                                                        $7,957
        1998                                                        $8,204
        Year-to-Date Annualized:                                    $8,283
        1999 budget                                                 $8,623
        C&W Forecast                                                $8,408

      Operating Expenses (Per Unit):
        1997                                                        $3,244
        1998                                                        $2,969
        Year-to-Date Annualized:                                    $3,237
        1999 budget                                                 $3,168
        C&W Forecast                                                $3,286

Value Indicators
      Cost Approach:                                                Not Applicable

      Sales Comparison Approach:                                    $22,700,000
      Value Per Unit:                                               $48,504

Income Approach- Direct Capitalization
      Current Vacancy Rate:                                         6.0%
      Stabilized Vacancy Rate:                                      7.0%
      Effective Gross Income:                                       $3,934,966
      Total Expenses:                                               $1,666,362
      Net Operating Income:                                         $2,268,604
      Overall Capitalization Rate:                                  9.75%
      Indicated Value (Less Deferred Maintenance)                   $22,300,000
      Value Per Unit:                                               $47,650

Income Approach- Discounted Cash Flow Analysis
    Market Rent Growth Rate:                                        3.0%
    Expense Growth Rate:                                            3.0%


                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------


    Vacancy and Credit Loss:                                        7.0%
    Terminal Capitalization Rate                                    10.0%
    Cost of Sale at Reversion:                                      3.0%
    Discount Rate:                                                  12.0
    Indicated Value                                                 $22,300,000
    Value Per Unit:                                                 $47,650
    Implied Overall Rate:                                           10.17 %

Value Conclusion                                                    $22,300,000
Value Per Unit:                                                     $47,650

Exposure Time Implicit
in Market Value Conclusion:                                         12 +/- months

Marketing Time:                                                     12 +/- months

Special Assumptions Affecting Valuation:                            Please refer to our complete list of Assumptions and
                                                                    Limiting Conditions at the end of this report.


                                                              TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                                                               PAGE
PROPERTY PHOTOGRAPHS..............................................................................................

INTRODUCTION......................................................................................................6
     Identification of Property...................................................................................6
     Property Ownership and Recent History........................................................................6
     Purpose and Function of Appraisal............................................................................8
     Extent of the Appraisal Process..............................................................................8
     Date of Value and Property Inspection........................................................................8
     Property Rights Appraised....................................................................................9
     Exposure Time / Marketing Time...............................................................................9
     Definitions of Value, Interest Appraised, and Other Pertinent Terms..........................................8
     Legal Description............................................................................................9

REGIONAL ANALYSIS................................................................................................10

NEIGHBORHOOD ANALYSIS............................................................................................21

APARTMENT MARKET ANALYSIS........................................................................................23

PROPERTY DESCRIPTION.............................................................................................26

TAXES AND ASSESSMENTS............................................................................................31

ZONING...........................................................................................................33

HIGHEST AND BEST USE.............................................................................................34

VALUATION PROCESS................................................................................................36

SALES COMPARISON APPROACH........................................................................................38

INCOME CAPITALIZATION APPROACH...................................................................................46

RECONCILIATION AND FINAL VALUE ESTIMATE..........................................................................60

ASSUMPTIONS AND LIMITING CONDITIONS..............................................................................62

CERTIFICATION OF APPRAISAL.......................................................................................64

ADDENDA......................................................................................................... 65

                                            PHOTOGRAPHS OF THE SUBJECT PROPERTY
-------------------------------------------------------------------------------










                    Front View of Typical Apartment Building









                     Rear View of Typical Apartment Building

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------











                           View of Apartment Interior









                           View of Apartment Interior

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------










                           View of Apartment Interior










                           View of Apartment Interior

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------










                    Interior View of Clubhouse/Leasing Office









                    Interior View of Clubhouse/Leasing Office

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------










                         Interior View of Fitness Center









                              View of Swimming Pool

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------









                         Exterior View of Leasing Office









                               View of Playground

                                                    SUBJECT PROPERTY PHOTOGRAPHS
-------------------------------------------------------------------------------










                       Looking North Along Greenside Drive









                       Looking South Along Greenside Drive

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY
        The subject property, known as Century Apartments, consists of a 468 unit apartment complex containing approximately 435,458 square feet of net rentable area. The improvements are situated on 28.744 acres of land fronting the east side of Greenside Drive, the south side of Sorley Road, and the north side of Galloway Avenue in Cockeysville, Baltimore County, Maryland. There are 136 one-bedroom, one-bath units, 260 two-bedroom, 1.5 bath units, and 72 three-bedroom, two-bath units. Project amenities include a swimming pool, clubhouse, fitness center, and two playgrounds. As of the date of appraisal, the property was 94 percent occupied.

PROPERTY OWNERSHIP AND RECENT HISTORY
        Ownership of the subject property is vested in the name of Century III Associates, which acquired the property in December 1971 from Ervin Company for $1,293,823. There have been no other transfers in recent years and, to the best of our knowledge, the property is not currently listed for sale.

PURPOSE AND FUNCTION OF APPRAISAL
        The purpose of this appraisal is to estimate the market value of a fee simple estate in the subject property, subject to short term leases, disregarding existing financing and any associated prepayment penalty required to satisfy the prepayment of existing mortgages in place. The function of this report is to assist the client with internal evaluation purposes and may be incorporated in filings made by the Krupp Realty Limited Parnership Fund V and its affiliates under current Securities Laws.

EXTENT OF THE APPRAISAL PROCESS
        In the process of preparing this appraisal, we:

          -    Inspected the building and site improvements.

          - Reviewed leasing policy, concessions, and history of recent occupancy with the resident manager.

          - Conducted market research of occupancy rates, asking rents, concessions and operating expenses at competing properties.

          - Conducted market inquiries into recent sales of similar improved properties to ascertain sales price per apartment unit and capitalization rates.

          - Researched market parameters regarding absorption, operating expenses and growth in rents and expenses.

          - Reviewed a history of income and expense for 1997 through year-to-date 1999 and a budget forecast for 1999.

          - Estimated market rental rates through an analysis of comparable rents.

          - Developed a value estimate of the property through direct sales comparison using the price per apartment unit, effective gross income multiplier, etc.

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

          - Prepared an estimate of stabilized income and expenses (for capitalization purposes).

          - Developed a value estimate of the property via the Sales Comparison and Income Capitalization Approaches.

          - Reconciled the value indications and concluded a final value estimate.


DATE OF VALUE AND PROPERTY INSPECTION
        The date of value is August 13, 1999, with our date of inspection being the same.

PROPERTY RIGHTS APPRAISED
        Fee simple estate, subject to the existing short term leases

EXPOSURE TIME / MARKETING TIME
        Exposure time is described as follows:

        Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market." Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

        Based upon the recent transactions that have occurred in the marketplace (as documented in this report), coupled with our discussions with knowledgeable participants in the region's apartment market, the exposure time for an apartment complex like the subject would have been about twelve months, as of the appraisal date.

        Marketing time is defined as follows:

        Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

        Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its as-is condition. Based on our discussions with local brokers and buyer/sellers of multi-family properties like the subject, as well as our assessment of the local real estate market and economic forces in general, we conclude that the probable marketing period for the subject property in today's environment would be about twelve months.

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

DEFINITIONS OF VALUE, INTEREST APPRAISED, AND OTHER PERTINENT TERMS
        The definition of market value taken from the Uniform Standards of Professional APPRAISAL PRACTICE of the Appraisal Foundation, is as follows:

        The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

               1.   Buyer and seller are typically motivated;

               2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

               3. A reasonable time is allowed for exposure in the open market;

               4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

               5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


        The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

        FEE SIMPLE ESTATE
        Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

        MARKET RENT
        The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

        CASH EQUIVALENT
        A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

        DIRECT CAPITALIZATION METHOD
        Direct Capitalization Method is the method used to convert an estimate of a single year's income expectancy into an indication of value in one direct step, either by dividing the income estimate by an appropriate rate or by multiplying the income estimate by an appropriate factor.

                                                                   INTRODUCTION
-------------------------------------------------------------------------------

        DISCOUNTED CASH FLOW ANALYSIS
        The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. Discounted Cash Flow Analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

        MARKET VALUE AS IS ON APPRAISAL DATE
        The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

LEGAL DESCRIPTION
        The subject property is legally described as Tax Map 51, Grid 17, Parcel 537, within the land records of Baltimore County, Maryland. A copy of the legal description is included in the Addenda.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

INTRODUCTION
      The subject is located in Baltimore County, Maryland, which is one of the component jurisdictions of the Baltimore Metropolitan Statistical Area (MSA). The Baltimore MSA is defined by the U.S. Department of Commerce, Bureau of the Census, to include Baltimore City and the counties of Baltimore, Howard, Anne Arundel, Harford, Carroll, and Queen Anne's. Queen Anne's County is located across the Chesapeake Bay Bridge and was added to the Baltimore MSA in 1983. The Baltimore MSA encompasses 2,618 square miles. This analysis includes a discussion of the Baltimore area.

      Baltimore County is at the center of the metropolitan counties and surrounds Baltimore City on three sides. The boundaries of the county are as follows: the Maryland-Pennsylvania line to the north, Howard and Carroll Counties to the west, the Chesapeake Bay and Harford County to the east, and Anne Arundel County to the south.

GENERAL BACKGROUND
      Historically, Baltimore has been an important port and rail center in the mid-Atlantic region, while its surrounding counties were generally agricultural in character. The port of Baltimore, formed by the Patapsco River estuary, was the distribution center by which the area's produce and manufactured goods were shipped around the world. World Wars I and II brought significant new development to Baltimore as the city became a center for war-related industry, with steel mills, oil and gas refineries and shipyards built along the harbor and surrounding waterways.

      In the decades following World War II, the city of Baltimore suffered the same fate as many other older eastern U.S. cities. With the construction of new highways, the population began to move out to the surrounding counties. Businesses and industries soon followed the workforce to the burgeoning suburbs. Baltimore's historic manufacturing base went into decline, and the old downtown core suffered from a lack of investment.

      In the past two decades, however, both the private and public sector have redirected investment into the city's center. As a result of these efforts, downtown Baltimore has enjoyed a revitalization. The Inner Harbor redevelopment, which includes a festival market on the waterfront, has received national attention. Further, Baltimore has retained its status as an important port, educational and cultural center. Although it faces increasing competition from the Maryland counties that surround Washington, D.C., Baltimore remains the financial, legal, corporate and political center for Maryland. The Baltimore area lies within 40 miles of the nation's capital and has benefited from the growth of the Washington metropolitan area.

ECONOMIC FORCES
      A discussion of economic forces includes such factors as employment, the region's economic base, living costs, income, wage levels, utility costs and the availability of mortgage credit. All of these factors impact the value of real estate.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

INSERT REGIONAL MAP

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

EMPLOYMENT AND THE ECONOMY
      The Baltimore area has undergone a difficult transition over the past 30 years, from a manufacturing base to a service economy. The following table illustrates the shift in employment that has occurred from the manufacturing sector to the service sector during the past three decades. The table also shows the change in employment composition, from one weighted towards manufacturing to a more balanced employment mix today.



===============================================================================================
                                EMPLOYMENT TRENDS
                              BALTIMORE MSA (000'S)
===============================================================================================
                                                     1960              1990              1998
----------------------------------------- ---------------- ----------------- -----------------
Construction                                           6%              6.3%              5.5%
----------------------------------------- ---------------- ----------------- -----------------
Manufacturing                                         32%             11.8%              9.0%
----------------------------------------- ---------------- ----------------- -----------------
Util./Transp./Post.                                    9%              4.7%              4.9%
----------------------------------------- ---------------- ----------------- -----------------
Retail/Wholesale Trade                                20%             23.7%             23.5%
----------------------------------------- ---------------- ----------------- -----------------
Finance/Insurance                                      5%              6.7%              6.3%
----------------------------------------- ---------------- ----------------- -----------------
Services                                              13%             27.9%             31.7%
----------------------------------------- ---------------- ----------------- -----------------
Government                                            15%             18.0%             18.1%
----------------------------------------- ---------------- ----------------- -----------------
Total Non-Agricultural Employment                   629.0           1,103.0           1,200.0
===============================================================================================
SOURCE:  U.S. DEPARTMENT OF LABOR, BUREAU OF LABOR STATISTICS, 1998
===============================================================================================

      As illustrated above, manufacturing dominated the local economy in 1960, representing 32 percent of all employment. Centered around the port of Baltimore, shipping and steel manufacturing were among the major economic activities in the region. With the redirection of the national economy, many industrial firms such as Bethlehem Steel, General Motors and Maryland Dry Dock began to contract, and thousand of jobs disappeared. As of 1998, manufacturing jobs plummeted to 9 percent of the local workforce. Conversely, the services sector jumped from 13 percent of employment in 1960 to 32 percent in 1998. The decline in manufacturing jobs is likely to continue as the economy moves increasingly toward services, trade and technology-based employment.

      Today, the private sector economy is broad-based, with services, manufacturing and technology-related businesses represented. This economic diversity manifests itself in the type of industries based in the region. A list of the largest private sector employers follows. The manufacturing industry still maintains a presence, along with high-tech contractors, educational institutions, public utilities, retailers and financial institutions. The Baltimore region is home to four of FORTUNE'S top 500 industrial firms. The firms are listed below in order of their sales rank in the FORTUNE Industrial 500.

      Government employment is also a major factor in the local economy, with 18 percent of total jobs. Baltimore is only 40 miles from Washington, D.C. and benefits from its proximity to the nation's capital and its enormous federal government presence.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------


=========================================================================
                          MAJOR AREA EMPLOYERS
                             BALTIMORE MSA
=========================================================================
                    EMPLOYERS                            EMPLOYEES
-------------------------------------------------- ----------------------
Johns Hopkins University                                  15,516
-------------------------------------------------- ----------------------
Helix Health Systems                                      11,227
-------------------------------------------------- ----------------------
Johns Hopkins Health Systems                              10,302
-------------------------------------------------- ----------------------
Baltimore Gas & Electric Company                           8,095
-------------------------------------------------- ----------------------
Northrop Grumman                                           7,300
-------------------------------------------------- ----------------------
Giant Food, Inc.                                           6,312
-------------------------------------------------- ----------------------
Bethlehem Steel Corporation                                6,250
-------------------------------------------------- ----------------------
NationsBank Corporation                                    5,500
-------------------------------------------------- ----------------------
Blue Cross and Blue Shield of Maryland                     4,100
-------------------------------------------------- ----------------------
GMAC Truck Group                                           3,402
================================================== ======================
SOURCE:  BALTIMORE BUSINESS JOURNAL 1998
=========================================================================

      Baltimore's unemployment rate has traditionally been higher than the State of Maryland as a whole. As of year-end 1998, the unemployment rate for the Baltimore region was 3.9 percent, compared to 3.5 percent for the State of Maryland. The unemployment rate decreased 0.8 percentage points over the same period last year when unemployment was 4.7 percent. Baltimore City had the highest unemployment rate of 6.6 percent followed by Baltimore County at 3.7 percent. The remaining counties had significantly lower rates of 2.0 to 3.0 percent.

INCOME
      The ability of the population within an area to satisfy its material desires for goods and services directly affects the price levels of real estate and can be measured indirectly through retail sales. One measure of the relative wealth of an area is average household disposable income which is available for the purchase of food, shelter and durable goods. In order to present a comparison of the relative wealth of the component jurisdictions in the Baltimore MSA, we have examined the effective buying income of the region as reported by Sales & Marketing Management Magazine's SURVEY OF BUYING POWER. Effective buying income is essentially income after all taxes, or disposable personal income.

      According to the SURVEY OF BUYING POWER-1998, the Baltimore MSA had a median household Effective Buying Income (EBI) of $37,249. Among components, the median household EBI varied from a low of $25,529 in the City of Baltimore to a high of $56,179 in Howard County. The suburbs had a higher effective buying income than did the inner city. The following table depicts the 1998 effective buying income for the Baltimore MSA and the individual counties comprising the MSA.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------



========================================================================================
                             EFFECTIVE BUYING INCOME
                           BALTIMORE METROPOLITAN AREA
========================================================================================
                                   (000'S)          BUYING POWER            MEDIAN
                                  TOTAL EBI            INDEX*           HOUSEHOLD EBI
-------------------------- -------------------- ------------------ ---------------------
BALTIMORE MSA                    $43,561,309             .9470               $37,249
-------------------------- -------------------- ------------------ ---------------------
Anne Arundel                      $8,785,205             .1924               $45,748
-------------------------- -------------------- ------------------ ---------------------
Baltimore County                 $14,142,246             .3197               $41,763
-------------------------- -------------------- ------------------ ---------------------
Baltimore City                    $8,518,668             .1836               $25,529
-------------------------- -------------------- ------------------ ---------------------
Carroll                           $2,473,784             .0568               $43,826
-------------------------- -------------------- ------------------ ---------------------
Harford                           $3,599,423             .0774               $42,993
-------------------------- -------------------- ------------------ ---------------------
Howard                            $5,359,489             .1023               $56,179
-------------------------- -------------------- ------------------ ---------------------
Queen Anne's                        $682,494             .0148               $40,462
========================================================================================
SOURCE:  THE SURVEY OF BUYING POWER DATA SERVICE 1998
========================================================================================

      A region's effective buying income is a significant statistic because it conveys the effective wealth of the consumer. The consumer drives the economy and creates demand for goods and services. This demand generates the need for new housing, office buildings, retail centers and warehouse space. Nationally, the Baltimore MSA ranks 17th in retail sales, 18th in effective buying income and 17th in buying power. These statistics pair it closely with Seattle, Washington; Tampa-St. Petersburg; and Riverside, California -- placing the Baltimore MSA in the top five percent of the country. Equally significant as these rankings is the region's growth and development during the past decade, as follows:




==================================================================================================
                             INCOME GROWTH IN THE BALTIMORE .M.S.A.
==================================================================================================
                            Effective Buying Income           Retail Sales               BPI
------------------------- ---------------------------- ------------------------ ------------------
          1988                    $28,921,343                $14,264,185             1.2902
------------------------- ---------------------------- ------------------------ ------------------
          1989                    $31,205,367                $15,959,646             0.9923
------------------------- ---------------------------- ------------------------ ------------------
          1990                    $34,505,342                $16,905,854             1.0102
------------------------- ---------------------------- ------------------------ ------------------
          1991                    $36,179,630                $17,489,333             0.9991
------------------------- ---------------------------- ------------------------ ------------------
          1992                    $38,349,432                $17,484,100             0.9941
------------------------- ---------------------------- ------------------------ ------------------
          1993                    $39,799,720                $18,446,721             0.9800
------------------------- ---------------------------- ------------------------ ------------------
          1994                    $42,079,910                $19,610,884             0.9771
------------------------- ---------------------------- ------------------------ ------------------
          1995                    $44,323,057                $20,720,749             0.9645
------------------------- ---------------------------- ------------------------ ------------------
          1996                    $39,957,865                $21,744,811             0.9682
------------------------- ---------------------------- ------------------------ ------------------
          1997                    $41,391,150                $22,324,728             0.9541
------------------------- ---------------------------- ------------------------ ------------------
          1998                    $43,561,309                $22,742,582             0.9470
------------------------- ---------------------------- ------------------------ ------------------
      2003 (proj)                 $51,056,294                $26,662,942             0.9144
Compound Annual % Change
       1988-1998                     5.1%                       5.9%                   N/A
------------------------- ---------------------------- ------------------------ ------------------
Compound Annual % Change
       1998-2003                     3.4%                       3.4%                   N/A
==================================================================================================
SOURCE: THE SURVEY OF BUYING POWER, DATA SERVICE: 1988-1998
==================================================================================================

      This data shows the growth in consumer wealth in the Baltimore MSA during the past decade. The population of the Baltimore MSA not only has enjoyed an increase in buying power but

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

spending (as measured by retail sales) in the market has kept pace with this growth. This growth is expected to continue in the coming years, albeit at a lower pace.

UTILITY COSTS
      The costs of utilities also are a key consideration for commercial and industrial users. The Baltimore region has an extensive public utility system. Baltimore Gas & Electric Company provides natural gas and electricity service to the region. Its monthly bill for a 5,000 kilowatt industrial user averages $70,000 versus $81,000 in Washington, $108,000 in Pittsburgh and $129,000 in Philadelphia. Consequently, electricity costs are more affordable than neighboring regions. The region has an abundance of water resources with a system of reservoirs providing the majority of the area's water. Public water and sewer services are provided by each jurisdiction. Bell Atlantic provides local telephone and telecommunication services. All utility companies have sufficient capacity to meet anticipated growth.

SOCIAL TRENDS
      Population characteristics are the major indicator of social trends. Trends in population have a significant influence on real estate values. Specifically, the rate of growth or decline in an area's population base is an important indicator of change within a regional economy. This has a direct effect on real estate values. Since the supply of land is fixed, the demand for real property will be affected by an increase or decrease in the population base. An increase in population drives demand for new housing, highways, services and products, which in turn, drives up real estate values. A decrease in population may result in a decline in real estate values.

      From 1980 to 1998, the region had a 12.8 percent increase in population. However, the population increase was not uniform throughout the Baltimore region. As the following table indicates, Howard County led the region with a robust 95.5 percent population gain, or 113,300 persons. The city of Baltimore saw its population decline by 16.9 percent or 132,600 persons. This trend of population draining from the city to the suburbs began in the 1950s and is expected to continue as residents opt for lower taxes, better schools and less congestion. The counties located to the west and south of Baltimore, in what is known as the Baltimore/Washington corridor, have led population growth with Anne Arundel, Howard and Carroll counties all increasing by 25+/- percent or more since 1980. Businesses tend to follow the population, opting for the lower land costs and easier highway access in the suburban counties.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------


==================================================================================================
                                       POPULATION CHANGES
                                           1980 - 1998
==================================================================================================
                                                  POPULATION                        CHANGE
                                ------------------------------------------ -----------------------
                                         1998                  1980           AMOUNT      PERCENT
Baltimore MSA                           2,483,900               2,201,500      282,400      12.8%
==================================================================================================
Anne Arundel County                       472,300                 370,900      101,400      27.3%
------------------------------- ------------------ ----------------------- ------------ ----------
Baltimore County                          722,700                 655,700       67,000      10.2%
------------------------------- ------------------ ----------------------- ------------ ----------
Baltimore City                            654,200                 786,800     -132,600     -16.9%
------------------------------- ------------------ ----------------------- ------------ ----------
Carroll County                            149,100                  96,300       52,800      54.8%
------------------------------- ------------------ ----------------------- ------------ ----------
Harford County                            215,400                 146,000       69,400      47.5%
------------------------------- ------------------ ----------------------- ------------ ----------
Howard County                             231,900                 118,600      113,300      95.5%
------------------------------- ------------------ ----------------------- ------------ ----------
Queen Anne's County                        38,300                  27,200       11,100      40.8%
==================================================================================================
SOURCE:  BUREAU OF THE CENSUS; DEMOGRAPHICS USA 1998
==================================================================================================

      In addition to the relationship between changes in population and property values, there are other social factors which should be examined. For example, the average household size within an area, when considered along with population trends, gives an indication of potential demand for housing and other goods and services.

      The average household size can also have a significant influence on property values. An increase in household size may signal a young, growing community with a likely demand for more schools, child care facilities, medical facilities, etc. Conversely, a decline in household size may indicate an aging population thus the average household size should be examined in conjunction with population trends. The following table shows the changes in the number of households in the Baltimore MSA from 1980 to 1998. While there was an 12.8 percent increase in metropolitan area population since 1980, there was a 16.8 percent increase in the number of households region-wide.

      However, during the same period, the average household size decreased from
2.79 to 2.69 persons per household. In short, the trend is toward smaller households, but an increase in the number of total households. This change is due to a number of factors including more single persons, later parenthood, smaller family size and a growing elderly population. There are more persons living in smaller households than ever before. The trend will likely increase the demand for goods and services, which will likely strengthen the demand for warehouse space as well as other property types.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------


  =================================================================================================================
                                               HOUSEHOLD (HH) TRENDS
                                                    1980 - 1998
  ==================================================================================================================
                                           NO. OF HH                        CHANGE                   SIZE OF HH
                              ------------------------------- ------------------------------- ----------------------
                                      1998           1980           NUMBER          PERCENT        1998       1980
  ==================================================================================================================
  Baltimore MSA                       922,200        789,800          132,400          16.8%        2.69       2.79
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Anne Arundel                        166,000        128,900           37,100          28.8%        2.85       2.99
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Baltimore County                    283,800        247,000           36,800          14.9%        2.55       2.68
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Baltimore City                      245,300        277,700          -32,400         -11.7%        2.67       2.74
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Carroll County                       51,700         32,900           18,800          57.1%        2.88       3.02
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Harford County                       75,500         49,300           26,200          53.1%        2.85       3.06
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Howard County                        85,600         45,100           40,500          89.8%        2.71       2.94
  --------------------------- ---------------- -------------- ---------------- -------------- ----------- ----------
  Queen Anne's County                  14,300          8,900            5,400          60.7%        2.68       2.84
  ==================================================================================================================
  SOURCE:  BUREAU OF THE CENSUS; DEMOGRAPHICS USA, 1998.
  ==================================================================================================================

      In conclusion, the population of the region is increasing at an average rate (i.e., close to the national average). Household size is decreasing, but the total number of households is increasing. This trend is expected to continue, which will increase the demand for goods and services and have a positive impact on real estate values in the long-term.

GOVERNMENTAL FORCES
      The government forces that impact real estate values include tax structure, zoning authority, public services and fiscal and regulatory policies that impact development. The Corporation for Enterprise Development rated the state of Maryland "A" for overall business climate. The state of Maryland levies a seven percent corporate income tax on net income attributable to business transacted within the state. The state sales and use tax is five percent on tangible personal property sold at retail. This tax does not apply to a manufacturer's purchase of raw materials, or to the purchases of machinery and equipment.

      Real property in Maryland is assessed at 40 percent of market value. The state tax rate for real and personal property for fiscal year 1999 is $0.21 per $100 of assessed valuation. Local tax rates vary among the taxing jurisdictions.

      Maryland does not impose a state personal property tax on business. All local jurisdictions offer complete or partial exemptions on machinery and equipment and inventories. All jurisdictions exempt inventory at warehouse facilities.

      The state levies a graduated personal income tax of two percent to five percent on federal adjusted gross income. Local jurisdictions levy personal income taxes of 20 percent to 60 percent of the state tax liability. There are no separate school taxes; such funds are derived from local property taxation. Overall, Maryland is considered to have a healthy environment for business.

      For over 30 years, the state of Maryland has actively discouraged the creation of new municipalities, preferring to concentrate power in the county as the basic form of local government. Zoning authority in Maryland is vested in the local jurisdictions which regulate land use and the density of development. Many counties have become increasingly concerned about the costs of growth and development and have taken steps to manage growth through the planning and zoning process. This trend will likely increase the costs of development over the long term.

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

TRANSPORTATION
      Baltimore is centrally located in the mid-Atlantic region and has good access to major markets along the East Coast and in the Midwest. The area is served by an extensive transportation network which consists of highways, rail-lines, an airport, seaport and public transportation.

      The Baltimore MSA is traversed by a series of multi-lane highways. Interstate 95 runs north-south connecting the Mid-Atlantic corridor to other coastal regions. Along with the Baltimore/Washington Parkway, I-95 provides a link between the Baltimore and Washington beltways. The proximity to I-95 has encouraged the development of many industrial parks, particularly in Howard County. Interstate 83 provides access to New York and Canadian markets. Interstate 70 connects the Port of Baltimore with Pittsburgh and the Midwest. Finally, all major arterials are accessible from Interstate 695, Baltimore's five-lane circumferential beltway. Access to major interstate highways is a major consideration for industrial users. The following chart illustrates Baltimore's proximity to the East Coast and Midwest markets.


   =====================================================================
                     HIGHWAY DISTANCES FROM BALTIMORE
   =====================================================================
          City                                       Miles
   =====================================================================
          Washington, D.C.                             40
   ------------------------------------ --------------------------------
          Philadelphia                                 96
   ------------------------------------ --------------------------------
          Richmond                                    143
   ------------------------------------ --------------------------------
          New York                                    196
   ------------------------------------ --------------------------------
          Pittsburgh                                  218
   ------------------------------------ --------------------------------
          Boston                                      392
   ------------------------------------ --------------------------------
          Chicago.                                    668
   =====================================================================
   SOURCE:  DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT
   =====================================================================


      The Baltimore region is served by five major and three short-line railroads including AMTRAK, CSX, CONRAIL and Norfolk Southern Railroad. Nearly 610 railroad route miles traverse the region. CSX, CONRAIL and Norfolk Southern carry freight throughout the region to points north, south and west. AMTRAK passenger service, originating out of Baltimore's Pennsylvania Station, provides access to the Northeast corridor including Washington, Philadelphia, New York and Boston. Two commuter lines operated by MARC/CSX, connect Baltimore's Camden and Pennsylvania Stations to Washington's Union Station.

      Baltimore's buses connect nearly 80 miles of the city and provide access to Annapolis, Maryland's state capitol. A recently completed subway system links Baltimore's downtown region with the northwesterly suburbs, traveling 14 miles, originating at Johns Hopkins Hospital and terminating at Owings Mill. A new, 27-mile long light-rail system was also recently constructed which connects Hunt Valley in Baltimore County to the north with Glen Burnie in Anne Arundel County to the south, with a spur to BWI Airport.

        The Baltimore/Washington International Airport (BWI) is located in the southerly portion of the Baltimore MSA in Anne Arundel County, ten miles from downtown Baltimore. This modern airport hosts 18 passenger airlines that provide direct air service to 135 cities in the United States and Canada. BWI also provides service to air-freight carriers with its 110,000 square foot air cargo complex. BWI services about 30 percent of commercial passengers, 38 percent of

                                                              REGIONAL ANALYSIS
-------------------------------------------------------------------------------

commercial operations and 57 percent of freight customers originating in the Baltimore/Washington area. BWI has spawned the development of 15 new business parks and has created nearly 10,000 jobs. A $140 million expansion is in progress for a new international pier which will add 365,000 square feet of space to the airport, doubling BWI's current capacity. At present, six aircraft gates are planned with room for an additional 9 gates as needed.

      Baltimore's water port stretches over 45 miles of developed waterfront and reaches a depth of 42 feet. With its six million square feet of warehouse and five million square feet of cold storage, the port serves 4,000 vessels yearly. These extensive facilities can accommodate general, container, bulk and break-bulk cargoes, making it the second busiest containerized cargo port in the Mid-Atlantic and Gulf coast regions.

CONCLUSION
      The Baltimore region has a diverse economic base. Historically a manufacturing center, its industrial base has shrunk over the past 30 years. The service sector has grown and has a major share of the local employment mix. Government is also a significant employer, and provides a measure of stability to the region's economy. The population of the region is growing moderately. However, the suburban counties grew dramatically in the 1980s, as residents move to the less-congested suburbs. The region has an extensive transportation system with major interstate highways, a port, and international airport. It is well-located along the mid-Atlantic coast, enabling it to serve major markets.

        The long-term outlook for metropolitan Baltimore is generally positive. The economic trends of the past thirty years have profoundly changed the economy of the Baltimore MSA. The service sector has begun to fill the gap left by the decline of heavy industries. The manufacturing industries, after a long period of contraction, have begun to stabilize, and will continue to play a important role in the region's economy.

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

AREA DEFINITION
        The subject property is located on the east side of Greenside Drive, the south side of Sorley Road, and the north side of Galloway Avenue in Cockeysville, Baltimore County, Maryland. Neighborhood boundaries are considered to be Shawan and Paper Mill Roads to the north, Interstate 83 to the west, the Loch Raven Reservoir to the east, and Padonia Road to the south. The general area is situated in the central portion of Baltimore County, north of Baltimore City.

NEIGHBORHOOD CHARACTERISTICS
        The subject is located along the York Road corridor, which extends from Baltimore City north through Baltimore County continuing into the State of Pennsylvania. York Road is the primary commercial thoroughfare through the area that is developed with neighborhood and community shopping centers, restaurants, automotive retailed uses, low and mid-rise office buildings, and other free-standing commercial buildings.

        Major established employers in the area are located north of the subject in the Hunt Valley Business Community, Metropolitan Industrial Park, and Cockeysville Road Industrial Park, as well as south within the Timonium and Kilmarnock Industrial Parks. Other established employers are located about ten miles south in the Central Business District (CBD) of Baltimore City.

        Residential uses in the neighborhood comprise a mixture of older garden-style apartments, condominiums, and single-family detached dwellings. According to Equifax National Decision Systems, there are 19,009 housing units within a three mile radius of the subject. About 43 percent of total inventory comprises single family detached dwellings, with the remainder distributed between single-family attached and multi-family units. Most of the housing stock (73 percent) is 20+ years old. The median house value is $188,391 and the median rent is $531. The occupancy rate is high with 95 percent of all housing units occupied. There are a large proportion of renters, with 42 percent of all housing units renter-occupied and the remaining 58 percent owner-occupied.

        There are various schools in the immediate vicinity which serve the community's educational needs, as well as adequate fire and police protection and recreational amenities.

ACCESS
        The neighborhood is considered to have good access via the combination of interstate routes, state highways and local roads. Direct access to the subject is via Greenside Drive, a secondary north/south artery which is accessible from York Road via Padonia Road to the south and Cranbrook and Warren Roads to the north. As previously discussed, York Road is a densely developed primary commercial artery through the neighborhood. This thoroughfare essentially parallels Interstate 83 (The Jones Falls Expressway) in a north/south direction from Baltimore City northward through the State of Pennsylvania. The subject has access to Interstate 83 immediately south via Padonia Road. Both Interstate 83 and York Road connect with the Baltimore Beltway about three miles south of the subject.

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------

        The Baltimore Beltway, a four to six lane circumferential highway surrounding the City of Baltimore, traverses the northern and western boundary of the neighborhood and provides convenient access to the surrounding metropolitan area.

        Public transportation is available to the neighborhood. Buses travel along York Road, providing connections to local as well as regional employment centers in the area. In addition, the area is served by Baltimore's Light Rail System, an above ground trolley that extends from Glen Burnie in Anne Arundel County through Baltimore City (along Howard Street) and northward to Hunt Valley. An extension from Glen Burnie to BWI Airport is currently underway.

SURROUNDING LAND USES
        Surrounding land uses are mixed and include a combination of residential, retail, and office development. The subject is surrounded primarily by residential uses including the Hunt Club and Deer Tree Apartments. Commercial uses are concentrated primarily along York, Cranbrook, and Padonia Roads and include neighborhood and community shopping centers, restaurants, automotive retailed uses, low and mid-rise office buildings, and other free-standing commercial buildings. The largest retailer in the area is Hunt Valley Mall, a 920,000 square foot regional mall constructed in 1981. Anchors include Wal-mart, Sears, Hoyts Cinema, and Dick's Sporting Goods. This center is located about two miles north of the subject at the northwest quadrant of Shawan and York Roads.

POPULATION
        Demographic date for the subject micro market is provided by Equifax National Decision Systems (ENDS). We have segregated our survey into three and five-mile concentric circles. A detailed demographic profile of the neighborhood is included in the ADDENDA. The population data for the three and five mile area surrounding the subject is highlighted in the following table.



============================================================================
                                POPULATION
============================================================================
YEAR                                   3 MILE                5 MILE
============================================================================
1980                                   37,366                72,510
1990                                   42,353                82,700
1999                                   42,740                86,179
2004 (Proj)                            42,712                87,261
============================================================================
% Change 1980-1990                      1.33%                1.41%
% Change 1990-1999                      0.10%                0.47%
% Change 1998-2004                     -0.01%                0.25%
============================================================================

        As can be seen, population in the subject area has remained relatively stable since 1980, increasing at a nominal annual compound rate of 0.10 to 1.41 percent. Future projections are that the area will remain stable.

HOUSEHOLD INCOME
        The 1999 estimated median household income for the immediate area ranges from $56,461 to $63,056, which is above the MSA as a whole at $43,567. As the radius from the subject expands, income increases. Household income data for the three and five mile area surrounding the subject is highlighted in the following table.

                                                          NEIGHBORHOOD ANALYSIS
-------------------------------------------------------------------------------


===========================================================================
                         MEDIAN HOUSEHOLD INCOME
===========================================================================
YEAR                                    3 MILE               5 MILE
===========================================================================
1990                                    $45,690             $48,528
1999                                    $56,461             $63,056
2004 (Proj)                             $62,891             $70,492
===========================================================================
% Change 1990-1999                       2.62%               3.33%
% Change 1998-2004                       2.28%               2.36%
===========================================================================

        Between 1999 and 2004, the area is expected to experience annual compound income growth of 2.28 to 2.36 percent, which is slightly lower than the pace experienced over the past nine years of 2.62 to 3.33 percent.

SPECIAL HAZARDS OR ADVERSE INFLUENCES
        The area contains several existing industrial parks, most of which are light industry, producing no pollution. We observed no detrimental influences in the neighborhood, such as land fills, noisy or air polluting industrial plants, or chemical factories.

AVAILABILITY OF UTILITIES
        All necessary utilities, including water and sewer, are available to the subject neighborhood. Water and sewer are provided by Baltimore County. Electrical power, natural gas, and telephone are provided by privately owned public utility companies. All of these services are provided at a quality and cost which is considered consistent with nearby competing communities.

CONCLUSION
      The subject's immediate area is characterized as a mature residential community which is well located with respect to transportation arteries and employment centers. The demographic profile indicates a stable population base with a median household income level above the MSA as a whole. Overall, we expect that property values will remain stable for the near term and continued investment in stabilized properties is warranted.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

      To present an accurate picture of current and forecasted conditions of the apartment market within the Baltimore metropolitan area, we compiled data regarding the overall market, various delineated submarkets, and the subject's specific micro market. To the best of our knowledge, there are no published statistics on vacancy rates and rental trends for apartment properties in the subject's immediate neighborhood. The data utilized in this analysis was obtained from various sources including the YEAR END 1998 REPORT:
WASHINGTON/BALTIMORE REGION CLASS A RENTAL APARTMENT MARKET published by Delta Associates, Inc., First Quarter 1999 REAL ESTATE INVESTOR SURVEY published by Korpacz, data provided by REIS Reports, discussions with J. Michael Curtis, an apartment broker with Cushman & Wakefield of Washington, D.C., Inc., and data contained in our files specific to apartment projects in suburban Baltimore. Supplemental information regarding specific competitive apartment projects that have an impact on the subject (i.e., micro market) was provided by interviews with property managers and knowledgeable market participants.

INVESTMENT CLIMATE
      Investors in the investment-grade apartment market today include pension funds, insurance companies, private partnerships, and to a lesser extent, some real estate investment trusts (REITs). Such investors typically purchase stabilized apartment properties on a direct capitalization basis. However, the discounted cash flow analysis is also utilized as a check on the reasonableness of the direct capitalization method, as well as in cases where the property is not stabilized. The effective gross income multiplier (EGIM) and the "price per unit" are also common units of comparison; however, such units of comparison are generally given secondary emphasis due to the significant physical differences between various apartment complexes, as well as differences between the components of effective gross income.

      According to the Korpacz survey, the apartment continues to exhibit remarkable endurance. Despite the large number of new units added to inventory in recent years, absorption has generally been good and the apartment market is close to equilibrium. There are pockets of concern, but overall demand is expected to exceed supply slightly over the next 18 months. Construction has slowed in recent months due to the REIT withdrawal from development activity. The squeeze on their capital and higher costs have limited their participation. Investors are currently interested in acquiring urban properties; they believe they offer outstanding investment potential due to the surge in residential population in the downtown areas that were formerly deserted after business hours.

      The recent interest rate environment has provided opportunities for renters to become home owners in many markets. This impacts the upscale projects most directly as they rents that may equal the monthly cost of homeownership. This is not as evident for middle income renters who may not have the financial means to purchase a home. The recent recession and lack of confidence in future income has greatly impacted the multi-family residential market. Many residents chose to rent rather than buy during this uncertain time. This is evidenced by the high rental demand in the county and the nationally growing apartment market. Emerging Trends notes that most new apartment construction is geared to the luxury apartment market with little attention given to the class B market. As a result, the middle market has not softened as much and remains a recommended investment.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

      The one overriding factor that favors apartments is demographics. By the year 2000 approximately 63 million people will be between the ages of 45 and 64. This segment of the population will be empty nesters or retired and potential renters as they move from large homes that no longer suit their needs. The prime demographic group for renters is people age 35 to 65 who live alone. This group is expected to expand nationally by five percent by 2010. The Baltimore MSA experienced a 15.64 percent in this age group between 1990 and 1997 and is projected to increase 7.13 percent by 2002. This shift in the age of the population exceeds the national average.

      The Korpacz study states that apartment prices range from 75 to 120 percent of replacement cost. The average price is 96.6 percent of replacement cost, although little change is forecast over the next 12 months. Investors believe the national market is in equilibrium. The average free and clear equity IRR for the First Quarter 1999 increased 12 basis points from 11.36 percent last quarter to 11.48 percent. The average free and clear overall capitalization rate of 8.83 percent indicated an increase of six basis points from the previous quarter of 8.77 percent. The residual capitalization rate has also increased to
9.22 percent from 9.20 percent last quarter.

      In our discussions with brokers active in the apartment market, and our review of recent sales, Class A projects have been trading at overall capitalization rates in the 8.0 to 9.0 percent range (after reserves). Depending upon the construction quality and amenities offered, coupled with the location, these capitalization rates translated into prices of $60,000 to $90,000 per unit. Class A- and B+ properties, generally constructed during the 1980s, have been selling on slightly higher overall capitalization rates of 9.0 to 9.5 percent. This translated into sales prices of $45,000 to $60,000 per unit. Class B- and C properties have been commanding capitalization rates in the 10.0 to 11.0+ percent range, with corresponding unit prices in the range of $35,000 and under.

      Capital for new and existing projects stems from traditional sources--commercial banks--but with high equity requirements. These banks include NationsBank, Citicorp, First Maryland National Bank, and First Union as well as U.S. affiliates of foreign banks. For class A apartments, mortgage rates are currently 120 to 140 basis points over U.S. Treasuries, depending on loan-to-value ratio, which presently ranges from 60 to 80 percent. The typical debt service coverage ratio is 1.25 percent after recognition of the unit replacements. Other apartments, class B or less, require spreads between 150 and 225 basis points over U.S. Treasuries, with similar debt service ratio. In general, loans are structured based on a seven to ten year maturity or right to call, and a 30 year amortization period, except the pre-1980s complexes which have a 20 year amortization period.

BALTIMORE APARTMENT MARKET
      According to the year-end 1998 REIS Reports, vacancy for the Baltimore MSA increased to 4.6 percent from 4.4 percent in 1997. The average vacancy over the past decade has been about 5.7 percent. The following table exhibits the total number of apartment units permitted, completed and absorbed in the past ten years.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------


======================================================================
                  BALTIMORE MSA APARTMENT ACTIVITY
======================================================================
                 PERMITS (UNITS)     COMPLETIONS        ABSORPTION
     YEAR                              (UNITS)           (UNITS)
---------------- ----------------- ----------------- -----------------
     1988              N/A              2,887             2,918
     1989              N/A              3,482             2,948
     1990             4,031             3,430             4,890
     1991             1,759             2,080               387
     1992             2,146             1,781             2,249
     1993             2,357             1,031               389
     1994             1,820              568              1,470
     1995             1,547              723              1,509
     1996             1,419             1,136             1,473
     1997             1,819              880              1,017
======================================================================

       Delta Associates, Inc. also publishes a quarterly apartment survey for the Washington/ Baltimore region for Class A rental properties in selected submarkets. The Baltimore market is divided into three submarkets: THE SOUTHERN SUBURBS, which includes Anne Arundel County and Columbia (Howard County), THE NORTHERN SUBURBS, which includes West and Northwest Baltimore County, North and Northeast Baltimore County, and Harford County, AND BALTIMORE CITY. The subject is considered part of the North and Northeast Baltimore County submarket.

        According to Delta's year-end 1998 WASHINGTON/BALTIMORE REGION RENTAL APARTMENT MARKET REPORT, the overall vacancy rate for Suburban Baltimore Class A apartments was 3.6 percent, which is down from 4.6 percent in 1997 and 10.4 percent in 1996. The stabilized vacancy rate was substantially lower at 2.1 percent, which is down from 4.6 percent in 1997 and 5.4 percent in 1996. This figure is relatively consistent with the vacancy indicated by the REIS Report mentioned above. The North and Northeast Baltimore County submarket has an overall vacancy significantly lower than the Suburban Baltimore market as a whole at 0.8 percent. The following table depicts the average occupancy rates, asking and effective rents, and growth rates for the suburban market as a whole and the subject's submarket.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------


===============================================================================
                                 SUBURBAN BALTIMORE
                              CLASS A GARDEN APARTMENTS
                                 AS OF YEAR-END 1998
===============================================================================
                                            NORTH AND NORTHEAST      BALTIMORE
                SUBMARKET                        BALTIMORE              MSA
                ---------                   -------------------      ----------
-------------------------------------------------------------------------------
Units Surveyed                                     1,041                11,939
Overall Vacancy                                     0.8%                 3.6%
Stabilized Vacancy                                  0.8%                 2.1%
Face Rent                                           $751                 $860
Effective Rent                                      $749                 $855
Concessions as a % Face Rent                        0.3%                 0.5%
Rent Growth over past 12 Months                     4.3%                 4.7%
Average Absorption (Units per Month)                 20                   N/A
Planned  Units  Expected  to be  delivered
within the next 36 months                           524                  2,873
===============================================================================

      As depicted, face rents in the subject's North and Northeast Baltimore submarket are significantly lower than the Suburban Baltimore market as a whole. Concessions in this submarket are virtually non-existent at 0.3 percent compared to 0.5 percent for the market as a whole. The average absorption for new market-rate projects in the subject submarket is 20 units per month. Over the next 36 months, there are 524 units expected to be delivered in this submarket compared to 2,873 for Suburban Baltimore. The bulk of new construction activity in the MSA is planned for the Northern Suburban market (North and West Baltimore County) with 1,447 units either under construction or likely to be started over the next 36 months. This represents 50 percent of all new units within the entire market. With 524 planned units, the subject's West and Northwest Baltimore submarket accounts for about nine percent of all new units.

PROPOSED CONSTRUCTION
        Based on our discussions with local market participants and a review of Delta's year-end 1998 WASHINGTON/BALTIMORE REGION RENTAL APARTMENT MARKET REPORT, there are various proposed projects slated for Baltimore County. There are two projects proposed in the Owings Mills area: the Gates @ Owings Mills and Briarwood @ Owings Mills. The Gates @ Owings Mills is proposed for 159 units. Preleasing began in October 1998 and is anticipated for completion in late 1999. Briarwood @ Owings Mills is slated for 348 units. Preleasing is anticipated for July 1999, with completion of construction in June 2000. Lastly, there is a 312 unit complex known as Cambridge Court proposed in White Marsh. Preleasing is anticipated for July 1999, with completion in June 2000.

MICRO MARKET ANALYSIS
        The subject's competition is comprised of class B apartment projects of similar age, condition, construction quality and amenities characteristics as the subject. The following table highlights the most competitive apartment complexes in the micro market. Each of the comparable rental properties is described in detail in the Addenda.

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

        INSERT RENT CHART

                                                      APARTMENT MARKET ANALYSIS
-------------------------------------------------------------------------------

        All of the comparables surveyed represent Class B apartment projects constructed between 1966 and 1978. The total number of units for each complex ranges from 192 to 609 units, while the individual unit sizes range from 700 to 1,175 square feet. For comparison purposes, the subject was constructed in 1969, contains 468 units, and has individual unit sizes of 691 to 1,166 square feet.

        The five complexes revealed occupancy levels ranging from 97 to 99 percent, with a weighted average occupancy of 98.2 percent. Current quoted average monthly rental rates range from $575 to $875 per month or $0.66 to $1.01 per square foot. The subject's proforma rents of $675 to $940 per month or $0.81 to $0.98 per square foot falls within the range on a per square foot basis; however, as will be discussed in the INCOME CAPITALIZATION APPROACH, the subject's three-bedroom units are currently above market.

        Concessions such as free rent or discounted rent are currently not offered in the market; however, most of the complexes have move-in specials in the form of reduced security deposits. Typical project amenities include a swimming pool, clubhouse, laundry facilities, and/or playgrounds. Unit amenities include a range/oven, frost free refrigerator, dishwasher, disposal, vertical or mini blinds, and patio/balcony. Some complexes offer a fitness center and washer/dryers.

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------



SITE DESCRIPTION
Location:                    East side of Greenside Drive, south side of
                             Sorley Road, and the north side of Galloway
                             Avenue,  in Cockeysville,  Baltimore  County,
                             Maryland

Shape:                       Irregular

Land Area:                   28.744 acres

Frontage:                    The site has frontage along the east side of
                             Greenside Drive, the south side of Sorley Road
                             and the north side of Galloway Avenue.

Terrain:                     Gently rolling topography

Street Improvements:         Greenside Drive, Sorley Road and Galloway Avenue
                             are secondary streets that are improved with
                             curbs, gutters and street lights.

Soil Conditions:             We did not receive nor review a soil report.
                             However, we assume that the soil's load-bearing
                             capacity is sufficient to support the existing
                             structures. We did not observe any evidence to
                             the contrary during our physical inspection of
                             the property. The tract's drainage appears to
                             be adequate.

Utilities                    All essential utilities including electricity,
                             gas, water, sewer, and telephone are currently
                             serving the site.

Access:                      The site's primary access is from Greenside Drive.

Land Use Restrictions:       Based on a review of the title policy,there do
                             not appear to be any easements, encroachments, or
                             restrictions that would adversely affect the
                             site's use. However, we recommend a title search
                             to determine whether any adverse conditions exist.

Flood Hazard:                Based on a review of the survey plat prepared by
                             GWS & Associates, Inc., dated December 9, 1997,
                             the subject property is not located in a flood
                             hazard zone.

Wetlands:                    We were not given a wetlands survey. If subsequent
                             engineering data reveal the presence of regulated
                             wetlands, it could materially affect property value.
                             We recommend a wetlands survey by a competent
                             engineering firm if additional concern exists.


                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------


Seismic Hazard               The site is not located in a Special Study Zone.

Site Improvements:           The subject improvements consist of 39 three-story
                             apartment buildings, a swimming pool, clubhouse/
                             leasing office, macadam paved parking, and
                             landscaping.

Hazardous Substances:        We observed no evidence of toxic or hazardous
                             substances during our inspection of the site.
                             However, we are not trained to perform technical
                             environmental inspections and recommend the
                             services of a professional engineer for this
                             purpose.

Comments:                    The subject site has good frontage along a
                             secondary, but connecting residential roadway.
                             The property is of adequate size for development
                             with a multi-family residential project. It is
                             situated in a mature residential area of Baltimore
                             County. Overall, the property is ideally suited for
                             a multi-family apartment community.


IMPROVEMENTS DESCRIPTION
        The following physical description of improvements was developed from our discussions with on-site management and our physical inspection of the site. We were not provided with building plans. The subject is improved with a 468 unit apartment complex including one model unit. The total net rentable area is 435,458 square feet, which results in an average unit size of 930 square feet. Construction consists of wood framing with the exterior being comprised of brick veneer and aluminum siding. The primary roof structure is a wood truss system (pitched roof) with composition shingle covering. There is adequate on-site parking.

        According to property management, the property has been continually maintained over the past several years. The parking lot was reportedly sealed and stripped in sections, appliances were replaced in phases over the past three years, and the roof was repaired in sections six to seven years ago. Nonetheless, the property suffers from deferred maintenance including sprinkler, catwalk, life safety, HVAC, piping, and lighting repairs. Based on a review of the capital budget and discussions with management, deferred maintenance totals about $920,000.

        The subject's common area amenities include a swimming pool, clubhouse, fitness center, and two playgrounds. According to property management, there is an easement agreement with the adjacent Hunt Club Apartments for use of their tennis courts and vice versa. Unit amenities include kitchens with frost free refrigerators, oven/ranges, dishwashers, and disposals. The one bedroom units have stackable washer/dryers, while the two and three bedroom units have full washer/dryers. The bathrooms have package tub/showers, porcelain toilets and sinks, and exhaust fans. Window treatments including mini blinds for the windows and vertical blinds for patio doors.

        We inspected a representative sample of units in the complex and found them to be in good condition. According to the property manager, the uninspected units were in similar condition and there were no unleasable units.

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

GENERAL DESCRIPTION
      Year Built:                           1969

      Type:                                 Two and three-story apartment
                                            buildings

      Unit Mix:



========================================================================================================
                                    UNIT MIX/OCCUPANCY/RENTAL RATES
========================================================================================================
                                            NET          NO.                       QUOTED
    UNIT TYPE        NO.       SIZE       RENTABLE      UNITS                      MONTHLY      RENT
                    UNITS      (SF)      AREA (SF)      LEASED      OCCUPANCY        RENT      PER SF
--------------------------------------------------------------------------------------------------------
1-BR/1-BA             97                                               98%           $675       $0.98
                               691         67,027         95
1-BR/1-BA/Den         39                                               92%           $710       $0.89
                               801         31,239         36
2-BR/1.5-BA          260                                               94%           $785       $0.81
                               974        253,240        244
3-BR/2-BA             72     1,166         83,952         67           93%           $940       $0.81


     Total           468       930        435,458        442           94%           $780       $0.84
========================================================================================================


      Net Rentable Area:      435,458 Square Feet

      Average Unit Size:      930 Square Feet

CONSTRUCTION DETAIL
      Foundation:             Concrete block

      Exterior Walls:         Brick veneer and aluminum siding

      Roof Structure/Cover:   Gable roof with composition shingle. Gutter
                              Gutter and downspouts are aluminum.

      Windows:                Aluminum-framed double hung casement windows

      Doors:                  Steel doors.

MECHANICAL DETAIL
      Heating and Cooling:    Individual heat pumps.

      Plumbing Service:       The units have one to two full baths with
                              standard plumbing fixtures.

      Electrical Service:     Assumed to meet code

      Fire Protection:        The buildings are not sprinklered. There are
                              smoke detectors in the individual apartments.

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

INTERIOR DETAIL
      Floor Covering:        Carpet in the living areas, vinyl flooring in
                             the kitchen and ceramic tile in the baths.

      Walls:                 Painted sheetrock

      Ceiling:               Painted sheetrock

      Lighting:              Fluorescent and/or incandescent with standard
                             apartment fixtures.

      Unit Appliances:       Standard appliances include a frost-free
                             refrigerator, gas range/oven, dishwasher, disposal, and washer/dryers.

      Project Amenities:     Project amenities include a swimming pool,
                             clubhouse, fitness center, and two playgrounds.

      On-Site Parking:       There is adequate on-site macadam paved parking.
                             We were not provided with the actual number of parking spaces.

      Landscaping:           The grounds are landscaped with mature trees,
                             bushes, shrubs and grass.

      Americans With
         Disabilities Act:   The Americans With Disabilities Act (ADA)
                             became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with the Act. If so, the value of the property could be negatively impacted.
                             Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

      Hazardous Substances:  We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction or maintenance of the improvements. We are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials were thought to exist.

                                                           PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

      Physical Condition:     Based on our inspection, the subject property
                              is judged to be in good physical condition.

Personal Property Included
      in Value Estimate:      The subject property has the typical personal
                              property associated with an apartment complex, including refrigerators and ovens. While we recognize that there are various items of personal property associated with the operations of an apartment complex, buyers in the market do not typically allocate a separate value for standard appliances in their purchase decisions. Therefore, we have not allocated a separate value for these items, but do recognize that they are an integral part of the apartment operation.

Design Features
      and Functionality:      Based on our inspection of the subject of the
                              subject property, coupled with inspections of several competitive complexes in the area, the subject appears to have competitive functional and design characteristics typical of apartment complexes. Overall, the property appears to be a positive competitor within the market.

Comments:                     Although the property has been continually
                              maintained over the past several years, it currently suffers from deferred maintenance including sprinkler, catwalk, life safety,
                              HVAC, piping, and lighting repairs. Based on a review of the capital budget and discussions with management, deferred maintenance totals about $920,000.

                              The subject property was constructed in 1969 and is 30 years old. Based on our physical inspection of the site, we conclude that the structure's effective age is equivalent to about 25 years.

                              Information published by the Marshall Valuation Service indicates that the typical economic life expectancy for retail improvements is about 45 years. The difference between the normal economic life and the effective age results in an estimate of remaining economic life of 20 years.

                                            REAL PROPERTY TAXES AND ASSESSMENTS
-------------------------------------------------------------------------------

        The subject property is located in Baltimore County and is assessed by the Maryland Department of Assessment and Taxation. This department is an independent state agency responsible for real and personal property assessment as well as the mapping of all real estate. The applicable tax rate is set by the local jurisdiction and is a combination of state, county and city rates.

        Maryland's assessment system is based on a three-year cycle in which one-third of all taxable real estate is physically inspected and reassessed each year. Assessments are based upon an estimate of ad valorem value known as full cash value. The state assessors utilize the three traditional approaches to value: Cost, Sales Comparison, and Income Capitalization Approach. To lessen the impact of any increase in full cash value, a three year phase-in period is implemented. This provides for one-third of the increase in full cash value added to the first year of the assessment cycle with the balance being added in equal installments over the next two years.

        Assessments are a percentage of the full cash value of the property. Once the full cash value and associated phase-in value is determined, a percentage known as an equalization ratio is applied to ascertain the assessment. The equalization ratio is 40 percent. The current assessing procedure has been in effect since 1979.

        Property owners receive an assessment notice once every three years. These notices are generally issued in December of the year in which the property was reviewed by the assessor. The notice shows the proposed full cash value as of January 1, which is known as the date of finality. The proposed full cash value is the basis upon which assessments for the following three taxable years will be based. The state operates on a fiscal year basis from July 1 through June 30th. The subject was recently reassessed as of January 1, 1999 and is in the first year of the three year phase-in cycle.

TAX RATES
        The current fiscal year 1999/2000 tax rate for Baltimore County is $2.855 per $100 of assessed value. Added to this figure is the State of Maryland rate of $0.21 per $100 of assessed value. Thus, the total tax liability is equivalent to $3.065 per $100 of assessed value.

        The tax rate has remained constant since fiscal year 1994/95. This, however, may not continue with the commercial real estate market strengthening from the recession of the early 1990s. Nonetheless, it is difficult, at best, to judge the likelihood of future tax rate increases when viewing only a three year history. Tax rates tend to increase or decrease based upon increasing government budgets and the total tax base. Over the long term, tax rates tend to track inflationary trends, except in fast growing areas where new services are required.

        In this analysis, we have assumed no significant future increases in the tax rates given the improving real estate climate which should reverse the recent trend of decreasing or flat real property assessments. In fact, there is the possibility of increasing assessments over time. This scenario, however, is difficult to accurately model.

                                            REAL PROPERTY TAXES AND ASSESSMENTS
-------------------------------------------------------------------------------

TAX ASSESSMENT
        The subject property is identified for real estate assessment and taxation purposes as account number 08-1600004952. The subject's fiscal year 1999/200 assessment and real estate tax burden are outlined in the following table.




      =================================================
                    ASSESSMENT AND TAXES
      =================================================
         Land                             $3,652,000
         Improvements                    $13,654,700
                                        -----------
         Total                           $17,306,700

         Phase-in                        $16,322,713
         Assessment                       $6,529,080

         Tax Rate                             $3.065
                                         -----------
         Estimated Taxes                    $200,116
      =================================================


        In addition to these taxes, the subject is liable for metropolitan charges equivalent to $117,787 including water and sewer benefits, and sewer service. Thus, the total tax liability associated with the subject property is $317,903 or $679 per unit for the tax year July 1, 1999 through June 30, 2000.

        The subject property was recently assessed in January 1999 and experienced an increase of $1,475,980 over the prior base year. The increase was attributable to the improvements only. Land value remained constant at $3,652,080. As previously discussed, increases in full cash value are phased-in over a three year period. Thus, the subject's annual phase-in is $491,993 as depicted in the following chart:


=================================================================
                      ESTIMATED PHASE - IN
                     FISCAL YEARS 1999-2001
=================================================================
Current Full Cash Value                              $17,306,700
Base Value (Prior  FCV)                              $15,830,720
                                                     -----------
Value Increase                                        $1,475,980
Annual Phase-In  (3 year cycle)                         $491,993
=================================================================

        By adding the annual phase-in to the subject's base value, the subject's full cash value and assessment can be estimated for the ensuing two years as follows:

                                            REAL PROPERTY TAXES AND ASSESSMENTS
-------------------------------------------------------------------------------


================================================================================
                   ESTIMATED FULL CASH VALUE AND ASSESSMENT
                            FISCAL YEARS 1999-2001
================================================================================
                                                             PHASE-IN ASSESSMENT
                                        FULL CASH VALUE             (40%)
================================================================================
Base Value                                  $15,830,720
Annual Phase-In                                $491,993
                                            -----------
Fiscal Year 1999/00                         $16,322,713          $6,529,080
Annual Phase-In                                $491,993
                                            -----------
Fiscal Year 2000/01                         $16,814,706          $6,725,880
Annual Phase-In                                $491,993
                                            -----------
Fiscal Year 2001/02                         $17,306,700          $6,922,680
================================================================================

        Assuming the tax rate will approximately the past five years history and remain stable, and that metropolitan charges will increase at an annual rate of
3.0 percent, real estate taxes are equivalent to $327,469 for fiscal year 2000 and $337,140 for fiscal year 2001, as depicted in the following chart.


    ===============================================================================================================
                              ESTIMATED R.E. TAXES
                             FISCAL YEARS 1999-2001
    ===============================================================================================================
                                                TAX RATE PER $100 OF             METROPOLITAN           ESTIMATED
    FISCAL YEAR                ASSESSMENT          ASSESSED VALUE                   CHARGES             R.E. TAXES
    ===============================================================================================================
    FY 1999                    $6,529,080             $3.065/$100                  $117,787               $317,903
    FY 2000                    $6,725,880             $3.065/$100                  $121,321               $327,469
    FY 2001                    $6,922,680             $3.065/$100                  $124,960               $337,140
    ===============================================================================================================

        In the discounted cash flow analysis, we used our derived taxes presented above for fiscal years one through three. Thereafter, real estate taxes have been increased at 3.0 percent per year.

                                                                         ZONING
-------------------------------------------------------------------------------


      The subject property is zoned DR 16, Density Residential, under Baltimore County Zoning Ordinance. The primary intent of this zone is for the development of multifamily complexes. In addition, this designation permits a number of public and non-profit institutions, government buildings, and various accessory uses. In general, office, retail and industrial are not permitted.

      This classification stipulates the area and density requirements depending on the type of residential usage considered. For purposes of this appraisal, we will outline the specific requirements applicable to the multifamily use. These are as follows:

      Density:                              16 units per acre

      Minimum Lot Width:                    20 feet

      Minimum Setbacks:
         Front Yard:                        10 feet
         Side Yard:                         25
         Rear Yard:                         30 feet

      Minimum Off-Street
        Parking Requirements:               1.25 spaces per  efficiency;
                                            1.5 spaces per one or two bedroom
                                            units, 2.0 spaces per three
                                            bedroom unit

      Based on the above information and our review of the survey plat prepared by GWS, Inc., the existing improvements appear to comply with the constraints imposed by zoning in terms of density and parking. The determination of compliance, however, is beyond the scope of this appraisal. We were not provided with the actual number of parking spaces, therefore, we were unable to determine if the property is in compliance with parking requirements.

        We are not aware of any restrictive covenants or deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney or title company would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine if any such restrictions do exist.

                                                  HIGHEST AND BEST USE ANALYSIS
-------------------------------------------------------------------------------

HIGHEST AND BEST USE
        According to the DICTIONARY OF REAL ESTATE APPRAISAL, Third Edition
(1993), a publication of the Appraisal Institute , the highest and best use of real property is defined as:

        The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

        We evaluated the sites' highest and best use as if vacant. In this case, the highest and best use must meet the aforementioned criteria. The use must be
(1) legally permissible, (2) physically possible, (3) financially feasible, and
(4) maximally productive.

HIGHEST AND BEST USE, AS IF VACANT
      The first criteria concerns the permitted uses. The property is zoned DR-16, a residential district that allows multifamily uses. According to the current zoning designation, residential uses are permitted, but commercial and industrial are not. Therefore, based solely on its legally permissible uses, it appears that multi-family residential development is the most likely use for the site.

      The second criteria is what is physically possible. As discussed in the PROPERTY DESCRIPTION section of this report, the site's size, shape, topography, frontage, availability of utilities, etc. should not limit its use from a multi-family perspective.

        The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. That is, for a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital from alternative forms of investments.

      Most of the uses surrounding the subject consist of residential development. There are no surrounding uses or neighborhood trends which suggest that the zoning of the site should be changed to accommodate another use. Based on the surrounding development, a medium density multi-family residential use would be most suitable for the subject site.

      As discussed in the APARTMENT MARKET ANALYSIS section, there has been improvement in the multi-family rental market over the past several years. Overall, the apartment market is experiencing strong occupancy levels and increasing rental rates. Strong market conditions have brought about the construction of several new apartment projects, suggesting that new construction is feasible.

      Based on the foregoing, it is our opinion that the highest and best use of the subject, as though vacant, is for development of a multi-family rental complex.

                                                  HIGHEST AND BEST USE ANALYSIS
-------------------------------------------------------------------------------

HIGHEST AND BEST USE, AS IMPROVED
        The subject site is improved with a multi-family apartment project that is 94 percent occupied. This is consistent with our concluded highest and best use, as if vacant. As will be discussed later in this report, the improvements are capable of providing a satisfactory return to the land over both the near and long term. This conclusion is obviously contingent upon management pursuing a course of action in managing and maintaining the property that will maximize its occupancy and rent levels. For these reasons, it is our opinion that the highest and best use, as improved, is for continued use as an apartment complex.

                                                              VALUATION PROCESS
-------------------------------------------------------------------------------

        Appraisers typically use three approaches in valuing improved properties. These include the COST APPROACH, the SALES COMPARISON APPROACH and the INCOME APPROACH. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data is given the most consideration in the final analysis.

        In this appraisal, we used the SALES COMPARISON APPROACH and the INCOME CAPITALIZATION APPROACH to develop a market value estimate.

        THE COST APPROACH WAS NOT PERFORMED FOR THE FOLLOWING REASONS:

               - This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

               - The investment marketplace does not typically trade apartment complexes such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost may exceed value, particularly for complexes like the subject, which are in excess of 30 years old.

               - The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.


IN THE SALES COMPARISON APPROACH, WE:

               -    Searched the market for recent apartment sales;

               - Analyzed those sales on the basis of the sales price per unit, overall capitalization rates, and net income multipliers, and

               - Correlated the various value indications into a point value estimate from within the range.


IN DEVELOPING THE INCOME CAPITALIZATION APPROACH, WE:

               - Studied the rents in effect at competing complexes to estimate the potential rental income at market levels;

               - Estimated the income from sources other than apartment rentals;

               - Reviewed the current occupancy and vacancy statistics for the purpose of developing a vacancy and collection loss forecast;

               - Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of expenses and reserves for replacement;

               - Estimated the net operating income and cash flow by subtracting the operating, fixed and other expenses from the effective gross income;

                                                              VALUATION PROCESS
-------------------------------------------------------------------------------

               - Capitalized the net operating income into an indication of value using the direct capitalization method;

               - Prepared a discounted cash flow analysis in which the estimated income and expenses over a 10 year forecast, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.


        The appraisal process is concluded by a review and re-examination of each of the approaches to value that has been employed. Consideration is given to the type and reliability of data used and the applicability of each approach. Finally, the approaches are reconciled and a final value conclusion is estimated.

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

METHODOLOGY
        In the SALES COMPARISON APPROACH, we estimated value by comparing the subject property with similar, recently sold properties in surrounding or competing areas. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

        By analyzing sales that qualify as arm's-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

               1. research recent, relevant property sales and current offerings throughout the competitive area;

               2. select and analyze properties that are similar to the property being appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

               3. identify sales that include favorable financing and calculate the cash equivalent price;

               4. reduce the sale prices to a common unit of comparison such as price per unit and overall capitalization rate;

               5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

               6. interpret the adjusted sales data and draw a logical value conclusion.

        The most widely-used and market-oriented units of comparison for multi-family residential projects like the subject are the sales price per unit (used by buyers, sellers, and brokers). In addition to this method, we employed the net income multiplier analysis, which considers the income characteristics of the property.

        The net income multiplier method is considered a reliable indicator of value because it considers the income characteristics of the property, however, the price per unit provides an alternative value indication and a check for reasonableness. The chart and map on the following pages summarize recent market data considered to be most indicative of the subject's current market value. Detail sheets with photographs relating to each of the sales can be found in the ADDENDA of this report.

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

        INSERT SALES SUMMARY

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

ANALYSIS OF SALES PRICE PER UNIT
        Comparability of the physical, neighborhood, and economic characteristics are the most important criteria in analyzing these sales in relation to the subject property. The sales on the following page represent recent Class B apartment sales in the Baltimore metropolitan area. The sales exhibited a wide range of unit prices, ranging from $36,445 to $52,874 per unit. With respect to the overall analysis, it appears that the variance in sales prices are associated with locational and economic issues. However, it is important to address each property in terms of the conventional sequence of adjustments relative to the subject. The analysis primarily concentrates on differences meriting adjustment with the specific aspects of each comparable noted in the summary chart.

        The first four elements that must be considered in advance of applying any other compensating factors to derive a value conclusion via the sales price per unit are property rights, financing, and conditions of sale, and market conditions. We concentrated our analysis on the differences which merit adjustment, with the specific aspects of each comparable noted in the descriptions of each property included in the ADDENDA.

        PROPERTY RIGHTS CONVEYED
        As shown in the summary chart, all of the comparables are substantially occupied and encumbered by short term leases; therefore, the fee simple estate, subject to short term leases, was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

        SELLER FINANCING / CASH EQUIVALENCY
        All of the comparable sales were either financed at market terms at the time of sale or were cash transactions. Thus, no adjustment for financing is required.

        CONDITIONS OF SALE
        We identified no special motivational conditions concerning any of the comparable sales. Therefore, in our opinion, no adjustment is warranted for this factor.

        MARKET CONDITIONS
        As shown in the summary table, the transactions occurred between January 1998 and March 1999. All of the sales occurred within the past 12 to 18 months and do not require adjustment.

        OTHER
        Other adjustments considered are for location, condition, age-quality, amenities, and economic characteristics. These factors are considered for each property and are discussed below.

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

      LOCATION
      In order to determine a locational adjustment, we compared the gross potential rent of the sales to that of the subject. We recognize that gross rents are a function of both location and age/condition, and have taken this into consideration in our overall adjustments to the sales. For comparison purposes, the subject has an annual gross rent potential of $9,358 per unit. We were unable to obtain the gross rents for Sale I-1. Silver Spring is generally considered a superior locale relative to the subject given its location within the Washington metropolitan area and its proximity to the District of Columbia. We adjusted this sale slightly downward for location. The following chart depicts the gross rent potential of the comparables and our raking of location.


      ======================================================
                         LOCATIONAL ADJUSTMENTS
      ======================================================
           SALE          GROSS RENT       RANKING
      ======================================================

         Sale I-1              N/A           N/A
         Sale I-2           $8,784    Slightly Inferior
         Sale I-3           $9,031    Slightly Inferior
         Sale I-4           $6,977         Inferior

      ======================================================


      PHYSICAL
      We considered whether age or condition of the comparables may have a bearing on their pricing. Typically, older properties carry a more negative connotation because of the lesser remaining useful lives of many of the building components. An adjustment for age and condition also takes into account the quality of the construction of the property, the maintenance and condition of the property, as well as aesthetics, utility of the design, and amenities offered.

      The subject was constructed in 1969. All of the comparables were constructed in the 1970s Sales I-1, I-3 and I-4 were also constructed in the late 1960s/early 1970s and represent similar construction as the subject, while Sale I-2 represent slightly newer construction. As discussed above, age/condition has already been taken into consideration in our locational adjustment. Thus, no adjustments are required.

      Size is also a physical factor. Typically, smaller complexes sell for a higher price per unit, all other factors being equal. In addition, purchasers usually pay less (on a per unit basis) for complexes with larger unit sizes because the income per square foot is lower. However, when only larger, investment grade complexes are considered, the impact of complex size on sale price is minor. The sales range in size from 156 to 435 per unit. After a review of the sales, we felt that no major adjustments were necessary for size.

      Considering amenities, the subject property offers a swimming pool, clubhouse, fitness center, and two playgrounds. All of the sales offer a similar level of amenities and do not require adjustment.

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------

      ECONOMIC
      Because a property's ability to produce income is a major factor in a purchase decision, we considered the economics of the various properties including occupancy and other income related factors. The subject property is currently 97 percent occupied. All of the sales have lower occupancies and require upward adjustments.

      The following chart summarizes how each sale compares to the subject property from a locational, physical and economic standpoint.



======================================================================================================
                                      IMPROVED SALES COMPARISON
======================================================================================================
                                                    SALES          OVERALL RATING        ADJUSTED
   COMP.                                            PRICE           RELATIVE TO         UNIT PRICE
    NO.                  PROPERTY                 PER UNIT
------------- ------------------------------- ------------------ ------------------- -----------------
    I-1       The Manor House                      $52,874            Superior           $50,230
                                                                        -5%
------------- ------------------------------- ------------------ ------------------- -----------------
    I-2       Millpond                             $45,958       Slightly Inferior       $48,256
                                                                        +5%
------------- ------------------------------- ------------------ ------------------- -----------------
    I-3       Cedar Valley                         $43,910       Slightly Inferior       $46,106
                                                                        +5%
------------- ------------------------------- ------------------ ------------------- -----------------
    I-4       Park Place I & II                    $36,445            Inferior           $49,201
                                                                        +35%
======================================================================================================
1 The rating evaluation considers the net effect of all adjustments.
======================================================================================================

        As depicted above, the adjusted unit prices indicate a range of $46,106 to $50,230 per unit, with most at $48,256 to $50,230 per unit. Based on the foregoing, we conclude a value range for the subject property of $48,000 to $50,000 per unit.

        Applying this unit range to the subject's total number of units depicts a value for the subject property as follows:



===================================================================================
                           SALE PRICE PER UNIT ANALYSIS
===================================================================================
         468 units            @       $48,000/Unit        =       $22,464,000
         468 units            @       $50,000/Unit        =       $23,400,000
===================================================================================
                                       Concluded:                 $22,900,000
===================================================================================

      From this figure, we must deduct deferred maintenance charges of $920,000. Hence, the as is value estimate via the sale price per unit analysis is equivalent to $22,000,000 rounded.

        NET INCOME MULTIPLIER
        While price levels on a per unit basis implicitly contain both the physical and economic factors affecting the real estate, these statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has somewhat limited direct application in this case. Comparability of both physical and economic characteristics is the most important criteria in analyzing these sales in relation to the subject property. However, it is also extremely important to recognize that apartments are

                                                       SALES COMPARISON APPROACH
-------------------------------------------------------------------------------
distinct entities by virtue of age and design, location and accessibility, and particularly tenancy. Therefore, any analysis based upon the traditional physical, locational, design and layout differences is not inclusive of all potentially significant variables.

        Given the preceding considerations, we extracted a significant unit of comparison from the improved sales after analyzing each comparable property and then applied the appropriate unit of comparison to the subject property. In this case, we have identified a relationship between the net operating income and the sales price of the property. As illustrated in the following table, a higher net operating income per unit generally corresponds to a higher sales price per unit. A summary of this relationship is presented as follows:


      ======================================================
                           NOI $/UNIT
      ======================================================
                       COMP SALE     SALES PRICE
        SALE NO.        NOI/UNIT        PER UNIT    OAR
      ======================================================
          I-1             $5,230         $52,874      9.89%
          I-2             $4,297         $45,958      9.35%
          I-3               N/A          $43,910        N/A
          I-4             $3,189         $36,445      8.75%
          ---          ---------      ----------      -----
        AVERAGES          $4,239         $44,797      9.33%
      ======================================================

        Valuation of the subject property utilizing the net income multipliers
(NIM) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per unit between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per unit of the subject, which produces an adjusted value indication for the subject. The net operating income per unit for the subject property is typically calculated as of a stabilized year. The subject's stabilized $NOI is $4,847 per unit. Details of this analysis can be found in the INCOME CAPITALIZATION APPROACH.

        Our goal is to determine what each property would have sold for (on a per unit basis) if it had the same NOI per unit and income/growth potential as the subject property. The NOI per unit figure takes into account differences in time of sale, age, location, and other characteristics by accounting for differences in income and expenses. The main concerns in using NOI comparisons are:

               1.   Verification of data; and

               2.   Reliability of subject income and expense projections.

        Value is composed of a return "on" and "of" invested funds. Two properties may have identical NOIs per unit (in a given projection year), but if the future of one is perceived superior to another (in terms of location, quality, increasing future income stream, or competition), a buyer may pay more via a lower overall rate. This is usually reflected in the "going in" overall

                                                      SALES COMPARISON APPROACH
-------------------------------------------------------------------------------
rate. We must rely on those adjusted value indications from properties having the most similar risk, return rate, and future outlook as applicable to the subject.

        The tables below provide a process for adjusting the sales price per unit figures, by the percent differential between each sale's NOI per unit, as compared to the subject's NOI per unit. The resulting adjusted sales price per unit provides a much more meaningful and consistent indicator of the subject's value.


      ==========================================================================================================
                                           NET INCOME MULTIPLIER ANALYSIS
      ==========================================================================================================
                           COMP SALE     SUBJECT   SALES PRICE                            ADJUSTED
          SALE NO.          NOI/UNIT    NOI/UNIT      PER UNIT        % DIFFERENCE       PRICE/UNIT      OAR
      ==========================================================================================================
             I-1              $5,230      $4,847       $52,874                -7.31%          $49,007     9.89%
             I-2              $4,297      $4,847       $45,958                12.81%          $51,846     9.35%
             I-3               N/A        $4,847       $43,910                 N/A              N/A        N/A
             I-4              $3,189      $4,847       $36,445                52.01%          $55,399     8.75%
             ---           ---------   ---------    ----------                ------       ----------     -----
          AVERAGES            $4,239      $4,847       $44,797                19.17%          $52,084     9.33%

       INDICATED VALUE                                     468    @         $52,000   =   $24,336,000
                                                         UNITS       VALUE PER UNIT
                                                                             ROUNDED      $24,300,000
      ==========================================================================================================

        The indicated adjusted market range for the subject property ranges from $49,007 to $55,399 per unit, with the mid-aspect of the market range at $52,084 per unit. We estimate a unit price of $52,000 per unit for the subject property. Applying this unit rate to the subject's total units indicates a value estimate for the subject property via the net income multiplier method of $24,300,000 (rounded).

      From this figure, we must deduct deferred maintenance charges of $920,000. Hence, the as is value estimate via the net income multiplier analysis is equivalent to $23,400,000 rounded.

SALES COMPARISON APPROACH CONCLUSION
        In this instance, the sale price per unit and net income multiplier method produced a difference in values of 6.4 percent. Given the nominal adjustments required via the sale price per unit analysis, we relied on this method. In addition, we also relied on the net income multiplier method because it considers the income characteristics of the property. Consequently, the value via the SALES COMPARISON APPROACH is estimated at $22,700,000.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

METHODOLOGY
        The INCOME CAPITALIZATION APPROACH is a method of converting the anticipated economic benefits of property ownership into a value estimate through capitalization. The principle of ANTICIPATION underlies this approach, in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

        The two most common methods of converting net income into value are direct capitalization and a discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall capitalization rate extracted directly from market sales to indicate a value. In the discounted cash flow method, anticipated future cash flow and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      Direct capitalization seems particularly appropriate, since the subject is an apartment complex where short term leases exist (generally less than a year) and both market rental rates and occupancy levels are easily supportable. On the other hand, many investors employ the discounted cash flow analysis which can offer a meaningful contrast in reflecting investor expectations of the current period, as well as any anticipated future changes.

        UNIT RENTAL RATE ANALYSIS
        In an effort to estimate the current market rent for the subject units, we surveyed five competitive Class B apartment complexes in the general vicinity of the subject property. The apartments profiled are considered similar to the subject project in overall quality and condition. As a result, they provide a strong indication of rent levels the subject should be able to attain. A summary of the comparable rentals is shown on the following page. These rentals present a comparison of the current asking rents at the comparable projects for each of the subject's unit types. There are no concessions such as free rent being offered and as such, the asking rents are equivalent to effective rents.

        We examined rents on both a per month and per square foot basis. Both of these indicators need to be considered. The rent per square foot adjusts for size differences between the apartment units in different projects. The absolute total rent is taken into consideration because tenants are more conscious of rent on a monthly rather than per square foot basis. The market rent for each unit type is estimated and discussed in the following paragraphs.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

INSERT SUMMARY OF COMPARABLE RENTALS

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

DERIVATION OF MARKET RENTS
      The following pages illustrate a comparison of the current quoted rents for the subject units relative to similar quoted rents for comparable two and three bedroom units contained within the competing complexes surveyed. All of the comparables are leased on a PLUS ELECTRIC basis, wherein the tenants are responsible for the cost of electricity to their own separately metered apartment units. If applicable, gas is also passed through to the tenant. Water, sewer, and trash are paid by the landlord. Detail sheets for each comparable are included in the ADDENDA section of this report.

        LOCATION
        All of the comparables are located within the subject's immediate vicinity and are considered similar in terms of location. Hence, no adjustments are deemed necessary for location.

        PHYSICAL CHARACTERISTICS
        These differences are considered to include the age, quality, and condition of the individual complexes. The subject was constructed in 1969. The comparables were constructed between 1966 and 1978. The rentals that are older than the subject require upward adjustments for age/condition, while the newer rentals require downward adjustments.

        UNIT SIZE
        The projects reflect varying unit sizes in comparison to the subject. Complexes with the most similarly-sized units were given most consideration in the comparison analysis. The individual units that were larger than the subject units require downward adjustments, while those reflecting smaller sizes warrant upward adjustments.

        AMENITIES
        This category includes individual unit and project amenities. Most of the projects offer a similar level of unit and project amenities as the subject. Those projects with inferior amenities require upward adjustments and vice versa.

ANALYSIS BY UNIT TYPE
        ONE BEDROOM UNITS
        The subject property features 97 one-bedroom, one-bath apartments containing 691 square feet and 39 one-bedroom, one-bath units with a den containing 801 square feet. The current monthly rent for these unit types are $675 and $710, or $0.98 and $0.89 per square foot, respectively. All of the competitive apartments in the subject's market area offer similar models. The table below summarizes the rental rates for this unit type.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


            ============================================================================================================
                                                    ONE-BEDROOM UNIT SUMMARY
            ============================================================================================================
                                    PROJECT                                  UNIT         RENT PER        RENT/SF/
                 RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
            ============================================================================================================
                  R-1        Deertree               1 BR/1 BA                 717           $575           $0.80
                  R-1        Deertree               1 BR/1 BA/Den             849           $595           $0.70
                  R-2        Hunt Club              1 BR/1 BA                 701           $705           $1.01
                  R-3        Mays Chapel Village    1 BR/1 BA                 700           $610           $0.87
                  R-3        Mays Chapel Village    1 BR/1 BA/DEN             820           $665           $0.81
                  R-4        Briarcliff East        1 BR/1 BA                 937           $665           $0.71
                  R-5        Town & Country         1 BR/1 BA                 805           $649           $0.81

                  Comparable Range                  Min                       700           $575           $0.70
                                                    Max                       937           $705           $1.01
            ============================================================================================================
                Subject                             1-BR/1-BA                 691           $675           $0.98
                                                    1-BR/1-BA/Den             801           $710           $0.89
            ============================================================================================================



        The comparable one-bedroom units range in size from 700 to 937 square feet and depict rents of $575 to $705 per month or $0.70 to $1.01 per square foot. As shown, the rentals with unit sizes most similar to the subject of 700 to 820 square feet depict rents of $0.80 to $1.01 per square foot, while the larger units containing 849 to 937 square feet depict lower rents of $0.70 to $0.71 per square foot. Deertree, which depicts the lowest rent, is an older project that has not undergone recent renovation. The subject's current rent of $0.89 to $0.98 per square foot falls within the range indicated by the comparables with similar unit sizes and is considered market oriented.

        TWO-BEDROOM UNITS
        The subject property features 260 two-bedroom, 1.5 bath apartments containing 974 square feet. The current monthly rent for this unit type is $785 or $0.81 per square foot. All of the competitive apartments in the subject's market area offer similar two-bedroom models; however, the number of baths vary. The table below summarizes the rental rates for this unit type.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


       ============================================================================================================
                                                  TWO-BEDROOM UNIT SUMMARY
       ============================================================================================================
                               PROJECT                                  UNIT         RENT PER        RENT/SF/
            RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
       ============================================================================================================
             R-1        Deertree               2 BR/1 BA                 972           $640           $0.66
             R-1        Deertree               2 BR/1.5 BA               972           $655           $0.67
             R-2        Hunt Club              2 BR/1.5 BA             1,003           $795           $0.79
             R-3        Mays Chapel Village    2 BR/1.5 BA               880           $720           $0.82
             R-4        Briarcliff East        2 BR/1 BA                 974           $750           $0.77
             R-5        Town & Country         2 BR/1 BA               1,057           $739           $0.70

             Comparable Range                  Min                       880           $640           $0.66
                                               Max                     1,057           $795           $0.82
       ============================================================================================================
           Subject                             2-BR/1.5-BA               974           $785           $0.81
       ============================================================================================================


        The comparable two-bedroom units range in size from 880 to 1,057 square feet and depict rents of $640 to $795 per month or $0.66 to $0.82 per square foot. Again, Deertree (the oldest project) depicts the lowest rent of $0.66 to $0.67 per square foot. Town & Country, which has the largest unit size of 1,057 square feet, also has a low rent relative to the other comparables at $0.70 per square foot. Excluding these rentals, the range narrows to $0.77 to $0.82 per square foot for units ranging in size from 880 to 1,003 square feet. The subject's current rent of $0.81 per square foot falls within this range, albeit at the high end, and is considered market oriented.

        THREE-BEDROOM UNITS
        The subject property features 72 three-bedroom, two-bath apartments containing 908 square feet. The monthly rent for this unit type is $940, or $0.81 per square foot. Most of the competitive apartments in the subject's market area offer similar models. The table below summarizes the rental rates for this unit type.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


       ============================================================================================================
                                                 THREE-BEDROOM UNIT SUMMARY
       ============================================================================================================
                               PROJECT                                  UNIT         RENT PER        RENT/SF/
            RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
       ============================================================================================================
             R-1        Deertree               3 BR/1.5 BA              1,137          $785           $0.69
             R-2        Hunt Club              3 BR/2 BA                1,175          $875           $0.74
             R-3        Mays Chapel Village    3 BR/2 BA                1,100          $790           $0.72
             R-4        Briarcliff East        3 BR/2 BA                1,166          $860           $0.74

             Comparable Range                  Min                      1,100          $785           $0.69
                                               Max                      1,175          $875           $0.74
       ============================================================================================================
           Subject                             3-BR/2-BA                1,166          $940           $0.81
       ============================================================================================================


        The comparable three-bedroom units range in size from 1,100 to 1,175 square feet and depict rents of $785 to $875 per month or $0.69 to $0.74 per square foot. Excluding Deertree, which has the lowest rent of $0.69 per square foot, the range narrows to $0.72 to $0.74 per square foot. Based on the foregoing, the subject's three-bedroom rents appear to be about 10 to 12 percent above market at $0.81 per square foot. Our analysis considers the existing leases in place, which is about 5.0 percent below market rents. Thus, the current market rent (potential gross income) was not relied upon in our income analysis. We accounted for the above market rent for the three-bedroom units in our selection of an overall rate.

        ESTIMATE OF POTENTIAL UNIT RENTAL INCOME
        The total potential gross rental income (both monthly and annually) for the subject property, as if fully occupied and collecting rent at the market rental rates previously referenced, is depicted below.


====================================================================================
                         GROSS POTENTIAL RENTAL INCOME
====================================================================================
                                 AVG      PROJECTED        TOTAL         TOTAL
    UNIT TYPE       NUMBER       UNIT       MONTHLY       MONTHLY        ANNUAL
                   OF UNITS      SIZE      RENT/UNIT       RENT           RENT
====================================================================================
1-BR/1-BA             97         691          $675           $65,475       $785,700
1-BR/1-BA/Den         39         801          $710           $27,690       $332,280
2-BR/1.5-BA           260        974          $785          $204,100     $2,449,200
3-BR/2-BA             72       1,166          $940           $67,680       $812,160
====================================================================================
      Total           468        930          $780          $364,945     $4,379,340
====================================================================================

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

        As shown, the potential gross rental income for the subject property at our projected market rent (or STREET rent) for all unit types is $364,945 monthly or $4,379,340 on an annualized basis.


SUMMARY OF EXISTING LEASES
        The actual monthly base rental income as of the August 1999 rent roll was $346,757 per month or $4,161,084 per year INCLUDING contract rent on the vacant, model and employee units. The following chart is a summary of the occupancy status as of the date of appraisal.


========================================================================================================
                                    UNIT MIX/OCCUPANCY/RENTAL RATES
========================================================================================================
                                            NET          NO.                       QUOTED
    UNIT TYPE        NO.       SIZE       RENTABLE      UNITS                      MONTHLY      RENT
                    UNITS      (SF)      AREA (SF)      LEASED      OCCUPANCY        RENT      PER SF
========================================================================================================
1-BR/1-BA             97       691         67,027         95           98%           $675       $0.98
1-BR/1-BA/Den         39       801         31,239         36           92%           $710       $0.89
2-BR/1.5-BA          260       974        253,240        244           94%           $785       $0.81
3-BR/2-BA             72     1,166         83,952         67           93%           $940       $0.81
========================================================================================================
      Total          468       930        435,458        442           94%           $780       $0.84
========================================================================================================

        In comparing the current rent roll to our market rent estimate, there is a 5.3 percent difference between the potential gross income and the contractual income. Generally, in a strengthening market, the collected rents will fall short of the quoted street rates due to the lag time associated with the renewing of existing leases. Obviously, the reverse may be true in a declining market. Depending upon the volatility of the market, the lag typically ranges from two to five percent.

      It is our opinion that the CONTRACTUAL rental income for the subject property should lag the GROSS potential income over the next 12 months. As the existing leases expire, tenants will be asked to renew at MARKET RATES. The likelihood is that this increase will be fairly evenly spread out over the next 12 to 18 month period.

MODEL/EMPLOYEE UNITS
      According to property management, there is a one model and five employee units that are either rent free or rent reduced. The income loss from these units is presented as follows:

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


===================================================================================
                              MODEL/EMPLOYEE UNITS
===================================================================================
                                              QUOTED                      ANNUAL
                                  NO.         MONTHLY         RENT         RENT
UNI TYPE                         UNITS       RENT/UNIT     REDUCTION       LOSS
===================================================================================
2 BR/1.5 BA    Model               1           $785           $785        $9,420
2 BR/1.5 BA    Employee            2           $785           $785       $18,840
2 BR/1.5 BA    Employee            1           $785           $196        $2,355
3 BR/2 BA      Employee            2           $940           $940       $22,560
===================================================================================
Total/Avg                          6           $837           $739       $53,175
===================================================================================

VACANCY AND COLLECTION LOSS
        Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late.

        As illustrated in the APARTMENT MARKET ANALYSIS, the Baltimore Metropolitan Area has a current occupancy rate of about 95.6 percent, while properties in the subject's micro market are sustaining occupancy levels of 95 percent or better. The subject is currently 94 percent occupied. Management indicated that the subject's historical occupancy over the past three years has been about 95 percent. Considering the subject's history, as well as the vacancy rate for the Baltimore market as a whole of 5.0+/- percent, we estimated a vacancy rate for the subject property of 5.0 percent.

        Coupled with a vacancy rate deduction, we also considered bad debt or collection loss. We estimated a collection/bad debt loss of 2.0 percent in our analysis. Hence, total vacancy and collection loss is estimated at 7.0 percent.

OTHER INCOME
        In addition to rental income, we combined several miscellaneous sources of income into a category called Other Income. This revenue source at the subject project results from receipt of tenant late charges, bad check charges, lease breakage fees, application and credit fees, tenant charges for damages, tenant service charges, etc.

        A review of expense statements for similar apartment properties indicated other income of 2.0 to 4.0 percent of effective rental income. The subject's historical other income ranges from 2.9 to 3.1 percent of effective rental income. We estimated other income at 3.0 percent of effective rental income, which is consistent with the subject's history and expense comparables.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

OPERATING EXPENSES
        To estimate the operating expenses for the subject property, we examined the 1997 through year-to-date 1999 expenses and the 1999 budget. On the following page is the Operating Income and Expense Analysis summarizing the subject's historical operating performance. We also compared the operating performance to other apartment complexes for which we have operating data. The expense comparables considered in this analysis are summarized in table on the second following page. On a line-by-line basis, we have considered each expense category and estimated the appropriate level an informed investor would consider reasonable.

        VARIABLE EXPENSES
        Variable expenses are operating expenditures that generally fluctuate with the level of occupancy and/or intensity of property operation. These expenses are described on the following pages.

        MANAGEMENT -In the Baltimore market, management fees for market rent projects are based on a percentage of effective gross income. Conversations with area management companies indicated that a range between 3.0 to 5.0 percent is the standard compensation for this service, with most management companies trying to achieve at least $300 per unit. The subject's historical management fee ranges from 3.6 to 4.4 percent of effective gross income, with a 1999 budgeted expense of 4.2 percent. The expense comparables range from 4.0 to 6.0 percent of EGI or $147 to $341 per unit, with an average of $258 per unit. Based on these indicators, we estimated a market management fee of 4.0 percent for the subject property, which is equivalent to $336 per unit for a stabilized year.

        UTILITIES - The utilities that the property owner is responsible for includes gas, water, and sewer. The tenant pays for electric charges for the individual apartments. The subject's historical expenses range from $491 to $583 per unit. The year-to-date annualized 1999 expense is $676 per unit, while the 1999 budgeted amount is $538 per unit. According to property management, utilities at the subject property were extraordinarily low in 1998 and have averaged $550+/- per unit over the past five years. The expense comparables indicate a range of $336 to $643 per unit. We estimated utilities at $540 per unit, which is consistent with the budget and expense comparables.

        REPAIRS & MAINTENANCE - This category includes allocations for general maintenance of the interior and exterior of the buildings, apartment make-ready expenses, as well as minor maintenance to the HVAC equipment, plumbing, kitchen appliances, roofs, maintenance supplies, and any typical outside contractual labor costs. The subject's historical expenses range from $744 to $784 per unit. The year-to-date annualized 1999 expense is $671 per unit, while the 1999 budgeted amount is $750 per unit. The expense comparables indicate a range of $382 to $1,163 per unit, with most at $517 to $849 per unit. We estimated this expense at $750 per unit, which is consistent with the subject's history and budget and falls within the range of the expense comparables.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

        Insert History

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

        Insert Expense Comparables

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

        PAYROLL - This expense includes all salary, hourly, and commissioned employees, plus benefits such as insurance, payroll taxes, and workers compensation. The subject's historical expenses range from $668 to $764 per unit. The year-to-date annualized 1999 expense is $661 per unit, while the 1999 budgeted amount is $622 per unit. The expense comparables indicate a range of $385 to $738 per unit, with most at $515 to $738 per unit. As depicted, the lowest expense of $383 per unit had higher general and administrative expenses, indicating that some payroll expenses may be included in this category. We estimated this expense at $680 per unit, which represents a 3.0+/- percent increase over 1998.

        GENERAL AND ADMINISTRATIVE - This expense includes the costs of professional services such as legal and accounting, advertising, as well as office expenses such as postage, telephones, etc. The subject's historical expenses range from $178 to $184 per unit. The year-to-date annualized 1999 expense is $186 per unit, while the 1999 budgeted amount is $204 per unit. The expense comparables indicate a range of $239 to $453 per unit, with most at $239 to $300 per unit. As discussed above, the comparable at the higher end of the range had lower payroll expenses. We estimated this expense at $200 per unit, which is consistent with subject's most recent history and budget.

FIXED EXPENSES
        Fixed expenses are those which generally do not vary with occupancy and have to be paid whether the property is occupied or vacant. The two major expenses in this category are real estate taxes and insurance. In addition, we include reserves for replacements as a fixed expense.

        REAL ESTATE TAXES - This expense was discussed in the REAL PROPERTY TAXES AND ASSESSMENTS section. We estimated the subject's tax liability to be $679 per unit.

        INSURANCE - The insurance expense at the subject project includes liability, property damage, vehicle and umbrella insurance. The subject's historical and year-to-date expenses range from $31 to $56 per unit, while the 1999 budgeted amount is $56 per unit. The expense comparables indicate a range of $41 to $123 per unit. Landlords (like the subject owner) that own various complexes within a given metropolitan area can generally achieve a bulk rate on insurance. In this analysis, we estimated insurance charges based on an individual buyer for the property. Thus, we did not consider a bulk (discounted) rate. Accordingly, we estimated this expense at $100 per unit, which is consistent with insurance charges at other properties.

        RESERVES FOR REPLACEMENT - The typical informed investor makes an allowance for reserves for replacements which includes appliance, carpet and blinds replacement. This is an especially prudent charge as an apartment complex ages and generally ranges from $150 to $300 per unit. Based on the subject's older age, we estimate reserve for replacement at the high end of the range, or $275 per unit. This estimate also takes into account our lump sum deduction for deferred maintenance.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

        Reserves for replacement has historically been taken below the net operating income line in the statement of income and expenses. However, over the past several years there has been a movement to place unit replacements before the net operating income line because this is a legitimate expense which, in most case, occurs annually. Therefore, following market practices, we include unit replacements before net operating income.

        CAPITAL EXPENSES
        In addition to the aforementioned unit replacement allowance (which has been included as an operating expense above the net operating income line), it is standard practice to consider capital reserves for roof replacement, paving, stairwell replacement, water heater and HVAC replacements, etc. This category of expense represents a charge to the property below the net operating income line and, therefore, is applicable to the cash flow analysis only. The typical informed investor makes an allowance of $0.10 to $0.25 per net rentable square foot. The low end of the range is generally for new construction. Given the subject's older age, we estimated a capital reserve of $0.25 per square foot.

        As discussed in the PROPERTY DESCRIPTION section, the property suffers from deferred maintenance including sprinkler, catwalk, life safety, HVAC, piping, and lighting repairs. Based on a review of the capital budget and discussions with management, deferred maintenance totals about $920,000. We deducted this figure from our cash flow.

TOTAL EXPENSES
      Our estimate of total expenses for the subject property for a stabilized year is $3,561 per unit. The operating expense ratio is 42.3 percent. The expense comparables range from $2,213 to $3,224 per unit, with operating expense ratios of 40.2 to 58.4 percent. Overall, our estimate appears to be consistent with the expense comparables and is considered reasonable.

PRO FORMA INCOME AND EXPENSE SUMMARY
        A summary of our pro forma income and expense statement for the subject property is as follows.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


            ============================================================================================================
                                                         DIRECT CAPITALIZATION
            ============================================================================================================
                INCOME:
                Potential Rental Income:                                                    $4,161,084
                      LESS:  Employee/Model                                                   ($53,175)
                Units LESS:  Vacancy & Collection Loss                     7.0%              ($287,554)
                                                                                             ----------
                Effective Gross Rental Income                                               $3,820,355
                Other Income                                               3.0%               $114,611
                                                                                              --------

                Effective Gross Income (EGI)                                                               $3,934,966

                EXPENSES:
                    Variable
                Expenses:
                                Management              4.0%               $336 /Unit         $157,399
                                Utilities                                  $540 /Unit         $252,720
                                Repairs/Maintenance                        $750 /Unit         $351,000
                                Payroll                                    $680 /Unit         $318,240
                                General/Administrative                     $200 /Unit          $93,600
                                                                         ------             ----------
                                Subtotal                                 $2,506 /Unit       $1,172,959

                Fixed  Expenses:
                                Real Estate Taxes                          $679 /Unit         $317,903
                                Insurance                                  $100 /Unit         $ 46,800
                                                                         ------               --------
                                Subtotal                                   $779 /Unit         $364,703

                    Replacement Reserves                                   $275 /Unit         $128,700

                Total Operating Expenses:                                $3,561 /Unit                    ($1,666,362)
                                                                                                         ------------

                NET OPERATING INCOME                                     $4,847 /Unit                      $2,268,604


                Operating Expense Ratio                                   42.3%
                Number of Units                                             468
            ============================================================================================================

DIRECT CAPITALIZATION
        In the direct capitalization method, we estimated the market value by dividing the proforma net operating income by an overall capitalization rate derived from our analysis of the market sales. This rate is computed by dividing the net operating income (absent consideration of the capital reserves, which is commonplace in the market) from a sold property by its sale price. The overall capitalization rates derived from the improved property sales are shown below.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------


========================================================
                SUMMARY OF OVERALL RATES
========================================================
        SALE NO.              CAPITALIZATION RATE
========================================================
          I-1                        9.89%
          I-2                        9.35%
          I-3                         N/A
          I-4                        8.75%
========================================================

        An analysis of the comparable sales indicates a range of capitalization rates from 8.75 to 9.89 percent. It should be noted that all of the comparable sales include unit replacements as a part of the annual operating expenses. As is the case with these sales, more and more investors are including unit replacements in their estimate of net operating income that results in a capitalization rate that is a TRUER rate of return. The selection of the appropriate rate applicable to the subject from the defined range depends upon the comparability of each sale to the subject property.

        Given the difficulty in obtaining reliable income data from buyers and sellers, and the wide variation in overall capitalization rates found, we sought indications provided by other data. Conversations with brokers in the market who deal primarily with apartment projects indicated overall capitalization rates between 9.0 and 10.0 percent for Class B apartments in good locations.

        Cushman & Wakefield Valuation Advisory Services surveys national real estate investors to determine their investment objectives. Following is a brief review of overall capitalization rates, internal rates of return, and income and expense growth rates considered acceptable by the respondents for Class B leased asset apartments.


==========================================================================================================
                                               CUSHMAN & WAKEFIELD
                                         FALL 1998 NATIONAL INVESTOR SURVEY
                                          CLASS B LEASED ASSET APARTMENTS
==========================================================================================================
                                                                    INCOME          EXPENSE
                      GOING IN       TERMINAL          IRR          GROWTH          GROWTH
                    ------------   ------------   -------------   -----------    -----------    PROJECTION
                    LOW    HIGH    LOW    HIGH    LOW     HIGH    LOW    HIGH    LOW    HIGH      PERIOD
------------------  ------------   ------------   -------------   -----------    -----------    ----------
Range               8.5% - 10.0%   9.0% - 10.0%   10.5% - 14.0%   2.5%   4.0%    2.5%   4.0%    3.0 - 10.0
Low - High          9.2% -  9.4%   9.5% -  9.7%   11.8% - 12.1%   3.2% - 3.5%    3.3% - 3.5%    8.1 -  8.8
Average
------------------  ------------   ------------   -------------   -----------    -----------    ----------
No. of Responses: 27
==========================================================================================================

      The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals going-in capitalization rates of 8.5 to 10.0 percent, with the average low and high responses of 9.2 and 9.4 percent, for Class B leased asset apartments. Average terminal rates are about 30 basis points higher or 9.5 to 9.7 percent.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

      In the final analysis, we selected a going-in capitalization rate that reflects the subject's tenancy, quality and location. The subject is located a moderate income area of Baltimore County, Maryland that has a high percentage of renters (42%). The property is currently 94 percent leased, which is consistent with the occupancy achieved over the past three years. The competitive market is strong, with occupancies in the high 90 percent range. The subject's three-bedroom units, which comprise 15.4 percent of the total inventory, have above market rents. Based on the foregoing, and considering the stable population base in the subject vicinity, we conclude an overall rate for the subject of 9.5 to 10.0 percent, say 9.75 percent, which is supported by the comparable sales.

        Applying our selected capitalization rate to our projected net operating income for the subject property results in the following value indication:


===========================================================================================
                              DIRECT CAPITALIZATION
===========================================================================================
          NET                    OVERALL                                         VALUE
        INCOME           /         RATE          INDICATED VALUE               PER UNIT
===========================================================================================
    $2,268,604           /          9.75%               $23,267,737             $49,717
===========================================================================================

      From this figure, we must deduct deferred maintenance charges of $920,000. Hence, the as is value estimate via direct capitalization is equivalent to $22,300,000 rounded.

DISCOUNTED CASH FLOW ANALYSIS
      An Excel spreadsheet program was used to model future income and expenses. In formulating this model, the following assumptions were used:

               1. The pro forma is based on a ten year analysis, with an eleven-year holding period. The analysis begins August 1999 on a fiscal year basis.

               2. The Year One revenue and expense items are based on the previously discussed estimates.

               3. Based on our future assessment of the rental market, we are forecasting a 3.0 percent increase in income.

               4. Other income is estimated at 3.0 percent of effective rental income.

               5. Based on the occupancy/vacancy data from the submarket and the direct competition, we have projected the subject's vacancy and collection loss to be 7.0 percent.

               6. Most of the general operating expenses (including replacement reserves) have been grown at 3.0 percent throughout the holding period, with the exception of management which is a function of effective gross income.

               7. The reversion estimate was based on a resale in the tenth year of the analysis period. It was formulated by applying a terminal capitalization rate to the

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

                    eleventh year net operating income and subtracting
                    3.0 percent in selling costs.

TERMINAL CAPITALIZATION RATE SELECTION
      A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income after subtracting unit replacements, but before making deductions for capital reserves. We estimated an appropriate terminal rate based on the indicated rates in the market today. A premium is typically added to the current rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the GOING-IN rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys and KORPACZ REAL ESTATE INVESTOR SURVEY.

      We estimate that an appropriate terminal rate for the subject property would be 10.0 percent, which is 25 basis points higher than our overall rate and is supported by our investor survey.

DISCOUNT RATE ANALYSIS
      In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at the time of reversion to a present value at an internal rate of return (yield rate) currently required by investors for real property of a similar quality. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Our preceding investor survey summarized the investment parameters of some of the most prominent investors currently acquiring high-grade apartment properties in the United States. The cited internal rates of return range from
10.5 to 14.0 percent, with most at 11.0 to 12.5 percent. The low and high averages are 11.8 and 12.1 percent, respectively. In our analysis of the subject property, we discounted the subject's cash flows at 12.0 percent.

      Using a 12 percent discount rate, our discounted cash flow model on the following page indicates a value for the subject of $22,300,000 rounded.

      This value produces an actual going-in capitalization or overall capitalization rate of 10.17 percent, based upon the first year's projection of net operating income, before the deduction for replacement reserves. This rate essentially mirrors the range indicated by the comparable sales and our survey of market participants and is considered reasonable.

      With regard to the composition of the yield or internal rate of return, 57 percent of the subject's ultimate yield is from the cash flows, with the remainder attributable to the reversion. Furthermore, the average cash on cash return over the holding period equals 10.7 percent on an annualized basis. We are of the opinion that all of these relationships are generally acceptable in today's investment environment for apartment communities.

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

INSERT DCF

                                                 INCOME CAPITALIZATION APPROACH
-------------------------------------------------------------------------------

      INCOME CAPITALIZATION APPROACH CONCLUSION
      In this instance, direct capitalization and the discounted cash flow analysis produced similar values. Based on our recent conversations with brokers and investors who deal directly in multi-family projects, it appears that the majority of stabilized properties are bought and sold via the direct capitalization approach. The discounted cash flow analysis is very appropriate for the investor/purchaser buying properties where the potential for change may exist over the near term. The subject represents a stabilized property with no significant changes anticipated for the future; hence the assumptions are minimized. Consequently, we relied more heavily on direct capitalization and reconciled the value via the INCOME CAPITALIZATION APPROACH at $22,300,000.

                                        RECONCILIATION AND FINAL VALUE ESTIMATE
-------------------------------------------------------------------------------

        Two approaches to value were considered in our analysis. The indicated values are shown below:


        Cost Approach                                       Not Applicable
        Sales Comparison Approach                           $22,700,000
        Income Capitalization Approach                      $22,300,000

        In the reconciliation, each approach to value is reviewed in order to determine the reliability of the data employed and to determine which approach best represents the actions of typical users and investors in the market.

        The COST APPROACH is typically a good indication of value when the subject is new (there is recent historical cost data available) and a minimal amount of depreciation is present. Further, the interest being sought is the leased fee estate which is difficult to estimate via this approach. The COST APPROACH is fraught with deficiencies when attempting to apply this technique to older properties. Given the subject's older age, this approach becomes less reliable due to the subjective element of depreciation. Hence, we did not utilize the COST APPROACH in our analysis of the property.

        The SALES COMPARISON APPROACH is based on the principle of substitution which implies that a prudent person will not pay more to buy a property than it would cost to buy a comparable substitute property. The subject property, as improved, was compared with the most recent sales data we could obtain on relatively similar apartment complexes. Units of comparison were developed so that a meaningful conclusion could be drawn. These units of comparison included the sales prices per unit and net income multiplier. Because of the inherent differences between the comparables and the subject, the broad range of value indications provided an imprecise indication of the price that a buyer would pay for the subject under normal circumstances. Nevertheless, the value indications generally supports the value conclusion by the INCOME CAPITALIZATION APPROACH.

      The INCOME CAPITALIZATION APPROACH is predicated upon the principle of anticipation which assumes that value is determined by the future income one can expect to receive from the real estate. In this approach, both the direct capitalization and discount cash flow techniques were used to develop indications of value. Investment properties are generally bought and sold based upon their ability to produce income. All sources of data relative to the INCOME CAPITALIZATION APPROACH were carefully researched and documented. Therefore, greatest weight has been given to the value indication derived via the INCOME CAPITALIZATION APPROACH.

        Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of fee simple estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of August 13, 1999, was:

                TWENTY TWO MILLION THREE HUNDRED THOUSAND DOLLARS
                                   $22,300,000

                                            ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

                                            ASSUMPTIONS AND LIMITING CONDITIONS
-------------------------------------------------------------------------------

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

                                                     CERTIFICATION OF APPRAISAL
-------------------------------------------------------------------------------

        We certify that, to the best of our knowledge and belief:

1. Kelly J. Small inspected the property and prepared the report. John D. Busi, MAI, reviewed the report and concurred in the conclusions herein.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John D. Busi , MAI, has completed the requirements of the continuing education program of the Appraisal Institute.




    Kelly J. Small
    Associate Director
    Maryland Certified General Appraiser License 20143




    John D. Busi, MAI
    Managing Director

                                                                        ADDENDA
-------------------------------------------------------------------------------

                                                                        ADDENDA
-------------------------------------------------------------------------------






                                LEGAL DESCRIPTION

                                                                        ADDENDA
-------------------------------------------------------------------------------







                              EQUIFAX DEMOGRAPHICS

                                                                        ADDENDA
-------------------------------------------------------------------------------







                            IMPROVED SALE COMPARABLES

                                                                        ADDENDA
-------------------------------------------------------------------------------






                                RENT COMPARABLES

                                                                        ADDENDA
-------------------------------------------------------------------------------






                                    RENT ROLL

                                                                        ADDENDA
-------------------------------------------------------------------------------








                              FINANCIAL STATEMENTS

                                                                        ADDENDA
-------------------------------------------------------------------------------





                        QUALIFICATIONS OF THE APPRAISERS

                                                 QUALIFICATIONS OF JOHN D. BUSI
-------------------------------------------------------------------------------

BACKGROUND
        John D. Busi is the Managing Director of Cushman & Wakefield's New York Area Valuation Advisory Services Group. His responsibilities include management of 34 professionals and 11 support staff housed within four branch offices. He joined Cushman & Wakefield in March, 1981. In May, 1990, Mr. Busi was awarded the MAI designation by the American Institute of Real Estate Appraisers. In March, 1991, Mr. Busi was promoted to the position Associate Director and in March, 1992 was promoted to the position of Director by the Executive Board of Cushman & Wakefield, Inc. In December, 1992, Mr. Busi was promoted to the position of Manager - New York Branch. In December, 1995, Mr. Busi's responsibilities were broadened to include the tri-state New York metropolitan area containing three branch offices. In January, 1996, Mr. Busi became a stockholder in Cushman & Wakefield, Inc. In November, 1996, Mr. Busi was promoted to the position of Managing Director. In January, 1997, Mr. Busi's responsibilities were expanded to include management of the Boston VAS branch office. Mr. Busi's responsibilities include marketing and development of new business for the region, managing regional and national appraisal accounts, review and quality control functions and the appraisal of investment grade real estate.


APPRAISAL EXPERIENCE
        Appraisal and consulting assignments have included regional malls and shopping centers, proposed and existing multi-tenanted office buildings, cooperative, condominium and rental apartment buildings, feasibility and market studies, vacant land and assemblages, special use industrial properties, developable air rights, and investment properties throughout the United States. A list of properties appraised by Mr. Busi is available upon request.


MEMBERSHIPS, LICENSES AND PROFESSIONAL AFFILIATIONS
MEMBER, REAL ESTATE BOARD OF NEW YORK, INC.
MEMBER, APPRAISAL INSTITUTE (MAI) - CERTIFICATE 8456
ASSOCIATE MEMBER THE URBAN LAND INSTITUTE
CERTIFIED GENERAL REAL ESTATE APPRAISER #46000005078 STATE OF NEW YORK

        In January 1996, Mr. Busi was appointed the New York Metropolitan Area Appraisal Institute Chapter Admissions Committee Chairman. In this capacity, Mr. Busi is responsible for overseeing institute candidates fulfillment of admissions requirements and appointment of experience review committees.


EDUCATION
        Long Island University
        Degree: Bachelor of Business Administration
        Graduated: January 1981


APPRAISAL EDUCATION
        As of the date of this report, John D. Busi, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

        Mr. Busi has also been a guest lecturer for NYU's Real Estate Masters Program.

                                               QUALIFICATIONS OF KELLY J. SMALL
-------------------------------------------------------------------------------

PROFESSIONAL AFFILIATIONS:
           Candidate Member of the Appraisal Institute (#M921847)
           State of Maryland Certified General Real Estate Appraiser (#20143) State of Michigan Certified General Real Estate Appraiser
             (#12-01-005686)
           Maryland Salesperson License (#313081)

APPRAISAL/REAL ESTATE EXPERIENCE:
           Associate Director, Cushman & Wakefield, Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Affordable Housing Group. October 1995 to present.

           Staff Appraiser, Legg Mason Realty Group, Inc., Baltimore, Maryland. February 1990 through October 1995.

           Other work experience includes financial analyst, market research analyst and real estate settlement work. Experience includes appraisal of the following types of property:

          Office Buildings                      Shopping Centers
          Subdivision Development Analysis      Industrial Facilities
          Commercial Land                       Multi-Family Properties
          Single Family Residences              Leasehold/Leased Fee Interests
          Hotels/Motels                         Special Purpose Facilities
          Manufacturing Facilities              Warehouse Facilities

EDUCATION:
           Bachelor of Science (Finance), 1990
           University of Baltimore, Baltimore, Maryland

           Masters of Science (Real Estate Development), 1996
           The Johns Hopkins University, Baltimore, Maryland

           Appraisal Institute Courses:
                     #1A1 - Real Estate Appraisal Principles
                     #1A2 - Basic Valuation Procedures
                     #1B1 - Capitalization Theory & Techniques, Part A #1B2 - Capitalization Theory & Techniques, Part B #410 - Standards of Professional Appraisal Practice,
                            Part A (USPAP)
                     #420 - Standards of Professional Appraisal Practice,
                            Part B (AI)
                     #540 - Report Writing and Valuation Analysis
                     #550 - Advanced Applications

                                   Unit Summary


            ============================================================================================================
                                                    ONE-BEDROOM UNIT SUMMARY
            ============================================================================================================
                                    PROJECT                                  UNIT         RENT PER        RENT/SF/
                 RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
            ============================================================================================================
                  R-1        Deertree               1 BR/1 BA                 717           $575           $0.80
                  R-1        Deertree               1 BR/1 BA/Den             849           $595           $0.70
                  R-2        Hunt Club              1 BR/1 BA                 701           $705           $1.01
                  R-3        Mays Chapel Village    1 BR/1 BA                 700           $610           $0.87
                  R-3        Mays Chapel Village    1 BR/1 BA/DEN             820           $665           $0.81
                  R-4        Briarcliff East        1 BR/1 BA                 937           $665           $0.71
                  R-5        Town & Country         1 BR/1 BA                 805           $649           $0.81

                  Comparable Range                  Min                       700           $575           $0.70
                                                    Max                       937           $705           $1.01
            ============================================================================================================
                Subject                             1-BR/1-BA                 691           $675           $0.98
                                                    1-BR/1-BA/Den             801           $710           $0.89
            ============================================================================================================




       ============================================================================================================
                                                  TWO-BEDROOM UNIT SUMMARY
       ============================================================================================================
                               PROJECT                                  UNIT         RENT PER        RENT/SF/
            RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
       ============================================================================================================
             R-1        Deertree               2 BR/1 BA                 972           $640           $0.66
             R-1        Deertree               2 BR/1.5 BA               972           $655           $0.67
             R-2        Hunt Club              2 BR/1.5 BA              1,003          $795           $0.79
             R-3        Mays Chapel Village    2 BR/1.5 BA               880           $720           $0.82
             R-4        Briarcliff East        2 BR/1 BA                 974           $750           $0.77
             R-5        Town & Country         2 BR/1 BA                1,057          $739           $0.70

             Comparable Range                  Min                       880           $640           $0.66
                                               Max                      1,057          $795           $0.82
       ============================================================================================================
           Subject                             2-BR/1.5-BA               974           $785           $0.81
       ============================================================================================================

                                   Unit Summary

       ============================================================================================================
                                                 THREE-BEDROOM UNIT SUMMARY
       ============================================================================================================
                               PROJECT                                  UNIT         RENT PER        RENT/SF/
            RENTAL               NAME                 BR/BA             SIZE           MONTH          MONTH
       ============================================================================================================
             R-1        Deertree               3 BR/1.5 BA              1,137          $785           $0.69
             R-2        Hunt Club              3 BR/2 BA                1,175          $875           $0.74
             R-3        Mays Chapel Village    3 BR/2 BA                1,100          $790           $0.72
             R-4        Briarcliff East        3 BR/2 BA                1,166          $860           $0.74

             Comparable Range                  Min                      1,100          $785           $0.69
                                               Max                      1,175          $875           $0.74
       ============================================================================================================
           Subject                             3-BR/2-BA                1,166          $940           $0.81
       ============================================================================================================

                                   Unit Summary



OLDER +

                                 Comps Unit Mix





R-1                Deertree

                        ====================================================
                        UNIT TYPE         UNIT              STREET     RENT
                                          SIZE (SF)          RENT       SF
                        ====================================================
                        1 BR/1 BA            717              $575     $0.80
                        1 BR/1 BA/Den        849              $595     $0.70
                        2 BR/1 BA            972              $640     $0.66
                        2 BR/1.5 BA          972              $655     $0.67
                        3 BR/1.5 BA        1,137              $785     $0.69
                        ====================================================

R-2                Hunt Club

                        ====================================================
                        UNIT TYPE         UNIT              STREET     RENT
                                          SIZE (SF)          RENT       SF
                        ====================================================
                        1 BR/1 BA            701              $705     $1.01
                        2 BR/1.5 BA        1,003              $795     $0.79
                        3 BR/2 BA          1,175              $875     $0.74
                        ====================================================


R-3                Mays Chapel Village

                        ====================================================
                        UNIT TYPE         UNIT              STREET     RENT
                                          SIZE (SF)          RENT       SF
                        ====================================================
                        1 BR/1 BA            700              $610     $0.87
                        1 BR/1 BA/Den        820              $665     $0.81
                        2 BR/1.5 BA          880              $720     $0.82
                        3 BR/2 BA          1,100              $790     $0.72
                        ====================================================


R-4                Briarcliff East

                        ====================================================
                        UNIT TYPE         UNIT              STREET     RENT
                                          SIZE (SF)          RENT       SF
                        ====================================================
                        1 BR/1 BA            937              $665     $0.71
                        2 BR/1 BA            974              $750     $0.77
                        3 BR/2 BA          1,166              $860     $0.74
                        ====================================================

R-5                Town & Country

                        ====================================================
                        UNIT TYPE         UNIT              STREET     RENT
                                          SIZE (SF)          RENT       SF
                        ====================================================
                        1 BR/1 BA            805              $649     $0.81
                        2 BR/1 BA          1,057              $739     $0.70
                        ====================================================

                                        Sales SF

================================================
       LOCATIONAL ADJUSTMENTS
================================================
SALE        GROSS RENT        RANKING                   MKT COND LOCATION           OCCUP
Sale I-1        N/A               N/A                                 -5%        0%       -5%
Sale I-2        $8,784         Slightly Inferior          -7%          7%        0%        7%
Sale I-3        $9,031         Slightly Inferior          -4%          4%        0%        4%
Sale I-4        $6,977         Inferior                   -34%        35%        0%        35%
================================================
Subject        $9,358


                                            Sales SF

==============================================================================================================================
                                      IMPROVED SALES SUMMARY
==============================================================================================================================
                                                       CASH         YR BUILT
SALE                                        SALE    EQUIVALENT      --------               OVERALL      NOI           PRICE
NO.        NAME/LOCATION                    DATE    SALES PRICE     NO. UNITS    OCCUP.      RATE      PER UNIT       PER UNIT
==============================================================================================================================
I-1     The Manor House                     Mar-99    $23,000,000      1968        97%      9.89%      $5,230         $52,874
        14313 Georgia Avenue                                           ----
        Silver Spring, Montgomery County                                435

I-2     Millpond Apartments                 Jan-99    $11,030,000      1983        95%      9.35%      $4,297         $45,958
        604 Millstream Court                                           ----
        Millersville, Anne Arundel County                               240

I-3     Cedar Valley Apartments             Jun-98    $6,850,000       1974        98%       N/A         N/A          $43,910
        5458 Harpers Farm Road                                         ----
        Columbia, Howard County                                         156

I-4     Park Place I & II                   Jan-98    $14,250,000      1971        93%      8.75%      $3,189         $36,445
        Seven Mile Lane                                                ----
        Baltimore City                                                  391
==============================================================================================================================

============================================================================================================
                                     NET INCOME MULTIPLIER ANALYSIS
============================================================================================================
           COMP SALE        SUBJECT        SALES PRICE                              ADJUSTED
SALE NO.   NOI/UNIT        NOI/UNIT        PER UNIT           % DIFFERENCE          PRICE/UNIT        OAR
============================================================================================================
I-1        $5,230           $4,847           $52,874              -7.31%             $49,007           9.89%
I-2        $4,297           $4,847           $45,958              12.81%             $51,846           9.35%
I-3         N/A             $4,847           $43,910               N/A                 N/A              N/A
I-4        $3,189           $4,847           $36,445              52.01%             $55,399           8.75%
           ------           ------           -------              -----              -------           ----
Averages   $4,239           $4,847           $44,797              19.17%             $52,084           9.33%

Indicated Value                468    @     $52,000       =   $24,336,000
                              Units       Value Per Unit


                                            Rounded                $24,300,000
============================================================================================================
                                                                                     $49,007
                             $51,923                                                 $55,399



                              OPERATING EXPENSE COMPARABLES
                                 CLASS B GARDEN APARTMENTS
                                BALTIMORE METROPOLITAN AREA


    EXPENSE COMPARABLE                    E-1              E-2               E-3                   E-4                 E-5

    Property Location              Baltimore County   Baltimore City   Baltimore County    Anne Arundel County   Baltimore County
    Property Type                       Garden            Garden            Garden               Garden               Garden
    Year Built                            N/A              1971              1975                 1968                 1954
    Number of Units                       299              544               221                   506                 262

                                       PER UNIT          PER UNIT          PER UNIT             PER UNIT             PER UNIT

    OPERATING EXPENSES

    Variable Expenses:

      Management                         $215              $255              $330                 $341                 $147
      Utilities                           465              468               403                  $643                 $336
      Repairs and Maintenance             382              517              1,163                 $561                 $849
      Payroll                             515              385               650                  $617                 $738
      General and Administrative         239               453               282                  $245                $300
                                         ----              ----              ----                 -----               -----
      Total Variable Expenses           $1,816            $2,078            $2,828               $2,407               $2,370

    Fixed Expenses

      Real Estate Taxes                  $349              $517              $286                 $324                 $363
      Insurance                           48               41                110                  $42                 $123
                                          ---              ---               ----                 ----                -----
      Total Fixed Expenses               $397              $558              $396                 $366                 $486

    Total Expenses                      $2,213            $2,636            $3,224               $2,773               $2,856

    Operating Expenses % EGI             46.8%            40.2%             58.4%                 40.7%               44.8%

    Management % of EGI                  4.75%            4.64%              6.0%                 5.0%                 4.0%






                                                      PER UNIT

    OPERATING EXPENSES                     LOW         HIGH        AVERAGE

    Variable Expenses:

      Management                              $147         $341        $258
      Utilities                               $336         $643        $463
      Repairs and Maintenance                 $382       $1,163        $694
      Payroll                                 $385         $738        $581
      General and Administrative             $239         $453        $304
                                             -----        -----       ----
      Total Variable Expenses               $1,816       $2,828      $2,300

    Fixed Expenses

      Real Estate Taxes                       $286         $517        $368
      Insurance                               $41         $123         $73
                                              ----        -----        ---
      Total Fixed Expenses                    $366         $558        $441

    Total Expenses                          $2,213       $3,224      $2,740

    Operating Expenses % EGI                 40.2%        58.4%       46.2%

    Management % of EGI                       4.0%         6.0%        4.9%

                               CENTURY APARTMENTS

                           BALTIMORE COUNTY, MARYLAND

                      OPERATING INCOME AND EXPENSE ANALYSIS


                                              YEAR-END                  YEAR END                        YEAR-TO-DATE
                                                  1997                     1998                         (MAY 1999)
                                         ANNUAL                    ANNUAL                   ACTUAL                      ANNUALIZED
                                         AMOUNT      PER UNIT      AMOUNT     PER UNIT      AMOUNT        ANNUALIZED     PER UNIT
INCOME
Rental Income:                        $3,834,440     $8,193     $3,976,892     $8,498     $1,696,797     $4,072,313      $8,702
Less:  Model/Employee Units             ($58,971)     ($126)      ($57,432)     ($123)      ($24,944)      ($59,866)      ($128)
Less:  Vacancy & Collection Loss       ($163,609)     ($350)     ($188,178)     ($402)     ($102,385)     ($245,724)      ($525)
                                     -----------   --------
Other Income                            $111,861       $239       $107,982       $231        $45,630       $109,512        $234
                                                                 ---------    ---------  -----------     ----------      -------
Effective Gross Income                $3,723,721     $7,957     $3,839,264     $8,204     $1,615,098     $3,876,235      $8,283

EXPENSES

Variable Expenses

    Management                          $138,962       $297       $139,166       $297        $70,493       $169,183        $362
    Utilities                            272,701       $583       $229,596       $491       $131,899       $316,558        $676
    Repairs & Maintenance                367,057       $784       $348,231       $744       $130,826       $313,982        $671
    Payroll                              357,388       $764       $312,534       $668       $128,847       $309,233        $661
    General & Administrative              83,292       $178        $85,949       $184        $36,364        $87,274        $186
                                     -----------   --------    -----------  ---------    -----------    -----------    --------
  Total Operating Expenses            $1,219,400     $2,606     $1,115,476     $2,383       $498,429     $1,196,230      $2,556

Fixed Expenses

    Real Estate Taxes                   $284,384       $608       $294,966       $630       $121,875       $292,500        $625
    Insurance                             14,482        $31       ($20,908)      ($45)       $11,003        $26,407         $56
                                     -----------   --------    -----------  ---------    -----------    -----------    --------
Total Fixed Expenses                    $298,866       $639       $274,058       $586       $132,878       $318,907        $681

Total Expenses                        $1,518,266     $3,244     $1,389,534     $2,969       $631,307     $1,515,137      $3,237

Reserves for Replacement
Net Operating Income                  $2,205,455     $4,713     $2,449,730     $5,234       $983,791     $2,361,098      $5,045

Other Income %  ERI                          3.1%                      2.9%                      2.9%
Management As % EGI                          3.7%                      3.6%                      4.4%
Operating Expense Ratio                     40.8%                     36.2%                     39.1%




                                             BUDGET                    C&W PROFORMA
                                            1999                        STABILIZED
                                     ANNUAL                      ANNUAL
                                    AMOUNT       PER UNIT        AMOUNT        PER UNIT
INCOME

Rental Income:                   $4,128,145         $8,821     $4,161,084         $8,891
Less:  Model/Employee Units        ($54,360)         ($116)      ($53,175)         ($114)
Less:  Vacancy & Collection Loss  ($140,644)         ($301)     ($287,554)         ($614)
Other Income                       $102,290           $219       $114,611           $245
                                -----------    -----------                    -----------
Effective Gross Income           $4,035,431         $8,623     $3,934,966         $8,408

EXPENSES

Variable Expenses

    Management                     $168,289           $360       $157,399           $336
    Utilities                      $251,731           $538       $252,720           $540
    Repairs & Maintenance          $350,927           $750       $351,000           $750
    Payroll                        $291,050           $622       $318,240           $680
    General & Administrative        $95,660           $204        $93,600           $200
                                -----------    -----------    -----------    -----------
  Total Operating Expenses       $1,157,657         $2,474     $1,172,959         $2,506

Fixed Expenses

    Real Estate Taxes              $298,621           $638       $317,903           $679
    Insurance                       $26,407            $56        $46,800           $100
                                -----------    -----------    -----------    -----------
Total Fixed Expenses               $325,028           $695       $364,703           $779

Total Expenses                   $1,482,685         $3,168     $1,537,662         $3,286

Reserves for Replacement                                         $128,700           $275
Net Operating Income             $2,552,746         $5,455     $2,268,604         $4,847


Other Income %  ERI                    2.6%                           3.0%
Management As % EGI                    4.2%                           4.0%
Operating Expense Ratio               36.7%                          39.1%

                               CENTURY APARTMENTS

                           BALTIMORE COUNTY, MARYLAND

                          DISCOUNTED CASH FLOW ANALYSIS


                                        YEAR 1          YEAR 2         YEAR 3          YEAR 4          YEAR 5          YEAR 6
                                     -------------------------------------------------------------------------------------------
RENTAL INCOME:                       $4,161,084      $4,285,917      $4,414,494      $4,546,929      $4,683,337      $4,823,837
Less:  Employee/Model Units            ($53,175)       ($54,770)       ($56,413)       ($58,106)       ($59,849)       ($61,644)
Less: Vacancy, & Collection Loss      ($287,554)      ($296,180)      ($305,066)      ($314,218)      ($323,644)      ($333,353)
                                     -------------------------------------------------------------------------------------------
Effective Rental Income              $3,820,355      $3,934,966      $4,053,015      $4,174,605      $4,299,844      $4,428,839
Add:  Other Miscellaneous Income       $114,611        $118,049        $121,590        $125,238        $128,995        $132,865
                                     -------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME               $3,934,966      $4,053,015      $4,174,605      $4,299,844      $4,428,839      $4,561,704

OPERATING EXPENSES:
Management Fee                         $157,399        $162,121        $166,984        $171,994        $177,154        $182,468
Utilities                              $252,720        $260,302        $268,111        $276,154        $284,439        $292,972
Repairs & Maintenance                  $351,000        $361,530        $372,376        $383,547        $395,054        $406,905
Payroll                                $318,240        $327,787        $337,621        $347,749        $358,182        $368,927
General & Administrative                $93,600         $96,408         $99,300        $102,279        $105,348        $108,508

FIXED EXPENSES:
Real Estate Taxes                      $317,903        $327,469        $337,140        $347,254        $357,672        $368,402
Insurance                               $46,800         $48,204         $49,650         $51,140         $52,674         $54,254

Reserves for Replacement               $128,700        $132,561        $136,538        $140,634        $144,853        $149,199
                                     -------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES             $1,666,362      $1,716,381      $1,767,720      $1,820,751      $1,875,374      $1,931,635

NET OPERATING INCOME                 $2,268,604      $2,336,634      $2,406,886      $2,479,092      $2,553,465      $2,630,069

CAPITAL RESERVES      $0.25 Per SF     $108,865        $112,130        $115,494        $118,959        $122,528        $126,204
CAPITAL IMPROVEMENTS                   $920,000              $0              $0              $0              $0              $0
                                     -------------------------------------------------------------------------------------------
CASH FLOW AFTER CAPITAL RESERVES     $1,239,740      $2,224,503      $2,291,391      $2,360,133      $2,430,937      $2,503,865

                                             $0              $0              $0              $0              $0              $0


Annual Cash on Cash Return     10.69%      5.56%           9.98%          10.28%          10.58%          10.90%          11.23%

                                       YEAR 7          YEAR 8          YEAR 9         YEAR 10          YEAR 11
                                     ---------------------------------------------------------------------------
RENTAL INCOME:                       $4,968,552      $5,117,608      $5,271,137      $5,429,271      $5,592,149
Less:  Employee/Model Units            ($63,494)       ($65,399)       ($67,360)       ($69,381)       ($71,463)
Less: Vacancy, & Collection Loss      ($343,354)      ($353,655)      ($364,264)      ($375,192)      ($386,448)
                                     ---------------------------------------------------------------------------
Effective Rental Income              $4,561,704      $4,698,555      $4,839,512      $4,984,697      $5,134,238
Add:  Other Miscellaneous Income       $136,851        $140,957        $145,185        $149,541        $154,027
                                     ---------------------------------------------------------------------------
EFFECTIVE GROSS INCOME               $4,698,555      $4,839,512      $4,984,697      $5,134,238      $5,288,265

OPERATING EXPENSES:
Management Fee                         $187,942        $193,580        $199,388        $205,370        $211,531
Utilities                              $301,761        $310,814        $320,138        $329,742        $339,635
Repairs & Maintenance                  $419,112        $431,686        $444,636        $457,975        $471,715
Payroll                                $379,995        $391,395        $403,137        $415,231        $427,688
General & Administrative               $111,763        $115,116        $118,570        $122,127        $125,791

FIXED EXPENSES:
Real Estate Taxes                      $379,454        $390,838        $402,563        $414,640        $427,079
Insurance                               $55,882         $57,558         $59,285         $61,063         $62,895

Reserves for Replacement               $153,675        $158,285        $163,033        $167,924        $172,962
                                     ---------------------------------------------------------------------------
TOTAL OPERATING EXPENSES             $1,989,584      $2,049,272      $2,110,750      $2,174,072      $2,239,295

NET OPERATING INCOME                 $2,708,971      $2,790,240      $2,873,947      $2,960,166      $3,048,971

CAPITAL RESERVES      $0.25 Per SF     $129,990        $133,890        $137,906        $142,043        $146,305
CAPITAL IMPROVEMENTS                         $0              $0              $0              $0              $0
                                     ---------------------------------------------------------------------------
CASH FLOW AFTER CAPITAL RESERVES     $2,578,981      $2,656,351      $2,736,041      $2,818,122      $2,902,666

                                             $0              $0              $0     $29,575,017
                                                                                     (Reversion)

Annual Cash on Cash Return     10.69%     11.56%          11.91%          12.27%          12.64%


----------------------------------------------------           --------------------------------------------------------------------
CASH FLOW ASSUMPTIONS                                          VALUATION
----------------------------------------------------           --------------------------------------------------------------------
Number of Units                     468
NRA (sf)                        435,458                          Discount Rate                        12.00%

1998 Average Unit Rent/Month                   $741            Terminal Capitalization Rate           10.00%
Rental Growth Rate
                  Year 1                       0.0%            Cost of Sale at Reversion               3.00%
                  Year 2                       3.0%
                  Thereafter                   3.0%            Value of Cash Flow                $12,792,520
Vacancy & Collection Loss                      7.0%            Value of the Reversion            $9,522,364
                                                                                                 ----------
Miscellaneous Income (% of Gross)              3.0%            Total Value                       $22,314,883

Expense Growth Rate                            3.0%
Real Estate Tax Growth Rate                    3.0%
Management Fee (% of Gross)                    4.0%            ESTIMATED MARKET VALUE                               $22,300,000
Reserves for Unit Replacement                  $275                 Per Unit                                            $47,650
                                                                    Overall Capitalization Rate (on NOI)                  10.17%

Thur. Aug 19, 1999


                              CUSTOM SUMMARY REPORT
                        (POP 80-04, HH 80-04, INC 80-04)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                            COORD:            39:27.91           76:37.84

                                                          1.00 MILE          3.00 MILE          5.00 MILE
DESCRIPTION                                                  RADIUS            RADIUS              RADIUS
-----------                                                ---------          ---------          ---------
POP_80: TOTAL                                                 12,667             37,366             72,510
POP_90: TOTAL                                                 12,135             42,353             82,700
POP_99: TOTAL (EST.)                                          11,006             42,740             86,179
POP_04: TOTAL (PROJ.)                                         10,403             42,712             87,261
HH_80: TOTAL                                                   5,916             14,211             27,124
HH_90: TOTAL                                                   5,881             18,022             33,851
HH_99: TOTAL (EST.)                                            5,827             18,757             36,061
HH_04: TOTAL (PROJ.)                                           5,630             18,932             36,849
INC_80: PER CAPITA (EST.)                                    $10,989            $11,639            $12,215
INC_90: PER CAPITA                                           $18,769            $25,083            $27,630
INC_99: PER CAPITA (EST.                                     $22,384            $35,135            $40,145
INC_04: PER CAPITA (PROJ.)                                   $24,837            $41,915            $48,347
HH_90_BY INCOME_89: MEDIAN                                   $33,848            $45,690            $48,528
HH_99_BY INCOME: MEDIAN                                      $37,027            $56,461            $63,056
HH_04_BY INCOME: MEDIAN                                      $37,858            $62,891            $70,492
HH_80_BY INCOME_79: AVERAGE                                  $23,532            $30,602            $32,655
HH_90_BY INCOME_89: AVERAGE                                  $38,584            $58,326            $66,421
HH_99_BY INCOME: AVERAGE                                     $42,274            $79,514            $94,396
HH_04_BY INCOME: AVERAGE                                     $45,878            $93,684           $112,304
1990 MEDIAN HOUSE VALUE                                     $135,122           $158,939           $172,019
1999 MEDIAN HOUSE VALUE                                     $148,868           $188,391           $204,034
2004 MEDIAN HOUSE VALUE                                     $162,438           $207,971           $235,322

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
POPULATION
    2004 PROJECTION                                                10,403          42,712           87,261
    1999 ESTIMATE                                                  11,006          42,740           86,179
    1990 CENSUS                                                    12,135          42,353           82,700
    1980 CENSUS                                                    12,667          37,366           72,510
    GROWTH 1980 - 1990                                              -4.20%          13.35%           14.05%

HOUSEHOLDS
    2004 PROJECTION                                                 5,630          18,932           36,849
    1999 ESTIMATE                                                   5,827          18,757           36,061
    1990 CENSUS                                                     5,881          18,022           33,851
    1980 CENSUS                                                     5,916          14,211           27,124
    GROWTH 1980 - 1990                                              -0.59%          26.81%           24.80%

OCCUPIED UNITS                                                      5,881          18,022           33,851
    OWNER OCCUPIED                                                  24.73%          58.26%           63.14%
    RENTER OCCUPIED                                                 75.27%          41.74%           36.86%
    1990 AVERAGE PERSONS PER HH                                      2.06            2.31             2.33

1999 EST. HOUSEHOLDS BY INCOME                                      5,827          18,757           36,061
    $150,000 OR MORE                                                 1.59%          10.18%           15.14%
    $100,000 TO $149,999                                             3.35%          12.33%           12.15%
    $ 75,000 TO $ 99,999                                             4.98%          12.70%           13.48%
    $ 50,000 TO $ 74,999                                            18.30%          19.94%           19.33%
    $ 35,000 TO $ 49,999                                            25.19%          16.00%           14.51%
    $ 25,000 TO $ 34,999                                            16.95%          11.01%            9.12%
    $ 15,000 TO $ 24,999                                            19.59%          11.39%            9.08%
    $  5,000 TO $ 15,000                                             8.83%           5.35%            5.83%
       UNDER $ 5,000                                                 1.24%           1.10%            1.37%



1999 EST. AVERAGE HOUSEHOLD INCOME                                $42,274         $79,514          $94,396

1999 EST. MEDIAN HOUSEHOLD INCOME                                 $37,027         $56,461          $63,056

1999 EST. PER CAPITA INCOME                                       $22,384         $35,135          $40,145

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
1999 ESTIMATED POPULATION BY SEX                                   11,006          42,740           86,179
    MALE                                                            47.92%          47.35%           46.80%
    FEMALE                                                          52.08%          52.65%           53.20%

MARITAL STATUS                                                     10,477          35,637           70,147
   SINGLE MALE                                                      18.84%          14.18%           13.60%
    SINGLE FEMALE                                                   16.78%          13.04%           13.61%
    MARRIED                                                         43.85%          55.42%           55.20%
    PREVIOUSLY MARRIED MALE                                          6.89%           5.14%            4.91%
    PREVIOUSLY MARRIED FEMALE                                       13.64%          12.23%           12.69%

HOUSEHOLDS WITH CHILDREN                                            1,251           4,604            8,500
    MARRIED COUPLE FAMILY                                           67.91%          79.84%           83.58%
    OTHER FAMILY-MALE HEAD                                           6.05%           3.86%            3.13%
    OTHER FAMILY-FEMALE HEAD                                        24.50%          15.41%           12.62%
    NON FAMILY                                                       1.54%           0.89%            0.68%

1999 ESTIMATED POPULATION BY AGE                                   11,006          42,740           86,179
    UNDER 5 YEARS                                                    5.01%           5.13%            4.88%
    5 TO 9 YEARS                                                     5.53%           5.86%            5.51%
    10 TO 14 YEARS                                                   5.27%           5.95%            5.61%
    15 TO 17 YEARS                                                   2.29%           3.11%            3.13%
    18 TO 20 YEARS                                                   2.02%           2.32%            3.53%
    21 TO 24 YEARS                                                   6.70%           4.82%            4.78%
    25 TO 29 YEARS                                                  10.22%           7.52%            6.72%
    30 TO 34 YEARS                                                   9.42%           6.84%            6.44%
    35 TO 39 YEARS                                                  10.65%           7.61%            6.54%
    40 TO 49 YEARS                                                  16.27%          15.91%           15.12%
    50 TO 59 YEARS                                                  10.74%          13.36%           13.34%
    60 TO 64 YEARS                                                   3.57%           5.40%            5.44%
    65 TO 69 YEARS                                                   3.35%           4.80%            5.11%
    70 To 74 YEARS                                                   3.15%           4.01%            4.40%
    75 + YEARS                                                       5.80%           7.37%            3.46%

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
MEDIAN AGE                                                          36.66           40.53            41.91
AVERAGE AGE                                                         37.91           40.51            41.84

1999 ESTIMATED FEMALE POP. BY AGE                                   5,731          22,501           45,846
    UNDER 5 YEARS                                                    4.75%           4.81%            4.55%
    5 TO 9 YEARS                                                     5.20%           5.50%            5.08%
    10 TO 14 YEARS                                                   5.18%           5.68%            5.12%
    15 TO 17 YEARS                                                   2.42%           3.03%            2.94%
    18 TO 20 YEARS                                                   2.27%           2.26%            3.74%
    21 TO 24 YEARS                                                   6.75%           4.89%            4.67%
    25 TO 29 YEARS                                                   9.70%           7.07%            6.19%
    30 TO 34 YEARS                                                   8.82%           6.36%            5.91%
    35 TO 39 YEARS                                                  10.17%           7.32%            6.24%
    40 TO 49 YEARS                                                  15.76%          15.78%           14.99%
    50 TO 59 YEARS                                                  10.96%          13.51%           13.15%
    60 TO 64 YEARS                                                   3.68%           5.49%            5.45%
    65 To 69 YEARS                                                   3.46%           4.87%            5.29%
    70 TO 74 YEARS                                                   3.54%           4.16%            4.62%
    75 + YEARS                                                       7.34%           9.26%           12.07%
    FEMALE MEDIAN AGE                                               37.41           41.98            43.76
    FEMALE AVERAGE AGE                                              39.08           41.92            43.65

POPULATION BY HOUSEHOLD TYPE                                       12,135          42,353           82,700
    FAMILY HOUSEHOLDS                                               68.70%          78.87%           77.43%
    NON-FAMILY HOUSEHOLDS                                           31.25%          19.41%           18.00%
    GROUP QUARTERS                                                   0.04%           1.73%            4.57%

HOUSEHOLDS BY TYPE                                                  5,881          18,022           33,851
    SINGLE MALE                                                     17.45%          11.93%           10.43%
    SINGLE FEMALE                                                   19.76%          16.79%           18.37%
    MARRIED COUPLE                                                  37.62%          53.16%           55.22%
    OTHER FAMILY-MALE HEAD                                           3.35%           2.72%            2.37%
    OTHER FAMILY-FEMALE HEAD                                         9.56%           7.81%            6.92%
    NON FAMILY-MALE HEAD                                             6.59%           4.03%            3.49%
    NON FAMILY-FEMALE HEAD                                           5.67%           3.57%            3.20%

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
POPULATION BY URBAN VS. RURAL                                      12,013          42,369           82,712
    URBAN                                                          100.00%          95.89%           85.28%
    RURAL                                                            0.00%           4.11%           14.72%

FEMALES 16+ WITH CHILDREN 0-17: BAS                                 5,447          18,767           37,377
    WORKING WITH CHILD 0-5                                           5.25%           4.30%            3.62%
    NOT WORKING WITH CHILD 0-5                                       0.32%           0.23%            0.19%
    NOT IN LABOR FORCE WITH CHILD 0-                                 2.57%           2.48%            2.20%
    WORKING WITH CHILD 6-17                                          7.38%           9.06%            8.56%
    NOT WORKING WITH CHILD 6-17                                      0.00%           0.26%            0.19%
    NOT IN LAB. FORCE WITH CHILD 6-                                  2.58%           2.65%            3.01%
    WORKING WITH CHILD 0-5 & 6-18                                    1.15%           1.98%            2.22%
    NOT WORKING WITH CHILD 0-5 & 6-18                                0.07%           0.09%            0.04%
    NOT IN LAB. FORCE W/CHILD 0-5 & 6-                               1.86%           2.13%            1.98%
    WORKING WITH NO CHILDREN                                        53.60%          45.05%           40.21%
    NOT WORKING WITH NO CHILDREN                                     1.45%           0.97%            0.80%
    NOT IN LAB. FORCE WITH NO CHILD.                                23.77%          30.81%           36.98%

HH BY AGE BY POVERTY STATUS                                         5,822          18,092           33,898
    ABOVE POVERTY UNDER AGE 65                                      78.71%          77.46%           71.15%
    ABOVE POVERTY AGE 65 +                                          16.51%          19.20%           25.06%
    BELOW POVERTY UNDER AGE 65                                       3.77%           2.40%            2.33%
    BELOW POVERTY AGE 65 +                                           1.01%           0.93%            1.45%

POPULATION 16+ BY EMPLOYMENT
  STATUS                                                           10,298          35,320           69,370
    EMPLOYED IN ARMED FORCES                                         0.13%           0.10%            0.07%
    EMPLOYED CIVILIANS                                              73.80%          68.83%           63.68%
    UNEMPLOYED CIVILIANS                                             2.10%           1.39%            1.23%
    NOT IN LABOR FORCE                                              23.98%          29.67%           35.02%

POPULATION 16+ BY OCCUPATION                                        7,600          24,311           44,172
    EXECUTIVE AND MANAGERIAL                                        18.89%          21.92%           22.22%
    PROFESSIONAL SPECIALTY                                          17.22%          22.75%           25.21%
    TECHNICAL SUPPORT                                                5.74%           4.26%            3.86%

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
    SALES                                                          15.19%          16.79%           16.77%
    ADMINISTRATIVE SUPPORT                                         16.73%          15.33%           14.53%
    SERVICE: PRIVATE HOUSEHOLD                                      0.34%           0.33%            0.37%
    SERVICE: PROTECTIVE                                             0.97%           0.99%            0.80%
    SERVICE: OTHER                                                  9.41%           7.04%            6.56%
    FARMING FORESTRY & FISHING                                      1.01%           0.76%            0.91%
    PRECISION PRODUCTION & CRAFT                                    7.13%           5.31%            5.21%
    MACHINE OPERATOR                                                3.10%           1.71%            1.28%
    TRANS. AND MATERIAL MOVING                                      2.20%           1.51%            1.11%
    LABORERS                                                        2.07%           1.30%            1.18%

FAMILIES BY NUMBER OF WORKERS                                      2,996          11,626           22,070
    NO WORKERS                                                     10.26%          10.77%           11.94%
    ONE WORKER                                                     29.34%          27.48%           27.25%
    TWO WORKERS                                                    51.80%          48.66%           47.61%
    THREE + WORKERS                                                 8.59%          13.08%           13.20%

POPULATION BY TRANSPORTATION
  TO WORK                                                          7,499          24,026           43,635
    DRIVE ALONE                                                    80.88%          83.73%           82.16%
    CAR POOL                                                       11.70%           9.77%            9.19%
    PUBLIC TRANSPORTATION                                           2.33%           1.95%            1.95%
    DRIVE MOTORCYCLE                                                0.16%           0.05%            0.05%
    WALKED ONLY                                                     2.77%           1.68%            3.07%
    OTHER MEANS                                                     0.60%           0.51%            0.55%
    WORKED AT HOME                                                  1.56%           2.32%            3.03%

POPULATION BY TRAVEL TIME TO WORK                                  7,499          24,026           43,635
    UNDER 10 MINUTES/WORK AT HOME                                  16.94%          15.07%           15.99%
    10 TO 29 MINUTES                                               51.89%          55.62%           55.17%
    30 TO 59 MINUTES                                               28.25%          26.07%           25.69%
    60 TO 89 MINUTES                                                2.46%           2.64%            2.65%
    90+ MINUTES                                                     0.46%           0.60%            0.50%
    AVERAGE TRAVEL TIME IN MINUTES                                 21.04           21.08            20.87

HOUSEHOLDS BY NO. OF VEHICLES                                      5,899          18,027           33,897

                                                                               7
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
    NO VEHICLES                                                     5.89%           4.01%            5.72%
    1 VEHICLE                                                      47.09%          36.48%           33.96%
    2 VEHICLES                                                     37.25%          44.08%           42.85%
    3+ VEHICLES                                                     9.78%          15.43%           17.47%
    ESTIMATED TOTAL VEHICLES                                       9,018          31,369           59,507

POPULATION 25+ BY EDUCATION LEVEL                                  8,284          30,166           58,566
    ELEMENTARY (0-8)                                                4.43%           4.43%            4.09%
    SOME HIGH SCHOOL (9-11)                                         9.43%           7.50%            7.71%
    HIGH SCHOOL GRADUATE (12)                                      26.92%          21.41%           19.80%
    SOME COLLEGE (13-15)                                           19.71%          18.51%           18.56%
    ASSOCIATES DEGREE ONLY                                          5.18%           5.28%            5.18%
    BACHELORS DEGREE ONLY                                          23.01%          26.37%           25.42%
    GRADUATE DEGREE                                                11.32%          16.51%           19.24%

POPULATION ENROLLED IN SCHOOL                                      2,497           9,313           19,826
    PUBLIC PRE- PRIMARY                                             4.68%           4.11%            2.87%
    PRIVATE PRE- PRIMARY                                            4.14%           5.98%            6.39%
    PUBLIC ELEM/HIGH                                               39.35%          42.43%           34.46%
    PRIVATE ELEM/HIGH                                               6.75%          11.91%           15.46%
    ENROLLED IN COLLEGE                                            45.08%          35.56%           40.83%

HOUSING UNITS BY OCCUPANCY STATUS                                  6,431          19,009           35,738
    OCCUPIED                                                       91.45%          94.80%           94.72%
    VACANT                                                          8.55%           5.20%            5.28%

VACANT UNITS                                                         550             988            1,886
    FOR RENT                                                       78.43%          64.49%           59.22%
    FOR SALE ONLY                                                  14.16%          18.72%           20.00%
    SEASONAL                                                        0.91%           2.63%            3.97%
    OTHER                                                           6.51%          14.17%           16.81%

OWNER OCCUPIED PROPERTY VALUES                                     1,250           9,215           18,494
    UNDER $25,000                                                   0.18%           0.18%            0.18%
    $25,000 TO $49,999                                              0.30%           0.27%            0.25%
    $50,000 TO $74,999                                              2.00%           1.15%            1.11%

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
    $75,000 TO $99,999                                              8.36%           5.33%            5.44%
    $100,000 TO $149,999                                           55.82%          37.61%           31.71%
    $150,000 TO $199,999                                           24.62%          30.58%           25.65%
    $200,000 TO $299,999                                            8.22%          17.50%           19.94%
    $300,000 TO $399,999                                            0.36%           3.87%            7.88%
    $400,000 TO $499,999                                            0.14%           1.71%            3.69%
    $500,000 +                                                      0.00%           1.81%            4.13%
MEDIAN PROPERTY VALUE                                           $135,122        $158,939         $172,019
TOTAL RENTAL UNITS                                                 4,374           7,345           11,985

MEDIAN RENT                                                         $526            $531             $552

PERSONS IN UNIT                                                    5,881          18,022           33,851
    1 PERSON UNITS                                                 37.21%          28.72%           28.80%
    2 PERSON UNITS                                                 35.82%          37.28%           36.76%
    3 PERSON UNITS                                                 15.36%          16.23%           15.59%
    4 PERSON UNITS                                                  7.99%          11.99%           12.52%
    5 PERSON UNITS                                                  2.69%           4.21%            4.64%
    6 PERSON UNITS                                                  0.73%           1.14%            1.27%
    7 + UNITS                                                       0.20%           0.42%            0.42%

YEAR ROUND UNITS IN STRUCTURE                                      6,431          19,009           35,738
    SINGLE UNITS DETACHED                                          18.26%          42.81%           49.85%
    SINGLE UNITS ATTACHED                                           8.83%          15.11%           12.56%
    DOUBLE UNITS                                                    0.37%           0.24%            0.50%
    3 TO 9 UNITS                                                   14.16%           9.04%            9.30%
    10 TO 19 UNITS                                                 55.70%          30.30%           18.93%
    20 TO 49 UNITS                                                  2.35%           1.07%            2.48%
    50 + UNITS                                                      0.00%           0.88%            5.18%
    MOBILE HOME OR TRAILER                                          0.01%           0.06%            0.07%
    ALL OTHER                                                       0.32%           0.50%            1.14%

SINGLE/MULTIPLE UNIT RATIO                                          0.37            1.39             1.72

HOUSING UNITS BY YEAR BUILT                                        5,899          18,027           33,897
    BUILT 1989 TO MARCH 1990                                        0.24%           1.47%            1.74%

                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                                   COORD:        39:27.91         76:37.84
                                                                1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                                        RADIUS          RADIUS           RADIUS
-----------                                                        ------          ------           ------
    BUILT 1985 TO 1988                                              2.05%          10.82%           10.64%
    BUILT 1980 TO 1984                                              6.84%          14.60%           11.63%
    BUILT 1970 TO 1979                                             46.38%          29.04%           25.03%
    BUILT 1960 TO 1969                                             34.28%          24.98%           22.11%
    BUILT 1950 TO 1959                                              7.61%          14.65%           19.09%
    BUILT 1940 TO 1949                                              1.15%           1.78%            3.91%
    BUILT 1939 OR EARLIER                                           1.45%           2.66%            5.85%

                              CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
                    BY NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC.

CENTURY APARTMENTS
COCKEYSVILLE, MD                                       COORD:          39:27.91         76:37.84

                                                   1.00 MILE       3.00 MILE        5.00 MILE
DESCRIPTION                                           RADIUS          RADIUS           RADIUS
-----------                                           ------          ------           ------
TOTAL RETAIL SALES                                  $189              $626           $1,208

APPAREL & ACCESSORY STORES                           $11               $37              $72

AUTOMOTIVE DEALERS                                   $40              $134             $258

AUTOMOTIVE & HOME SUPPLY                              $2                $7              $14
  STORES

DRUG & PROPRIETARY STORES                             $6               $21              $41

EATING & DRINKING PLACES                             $16               $53             $100

FOOD STORES                                          $29               $95             $184

FURNITURE & HOME FURNISHINGS                          $6               $22              $43
  STORES

HOME APPLIANCE, RADIO, & T.V.                         $8               $26              $50
  STORES

GASOLINE SERVICE STATIONS                             $8               $25              $48

GENERAL MERCHANDISE                                  $29               $95             $183

     DEPARTMENT STORES                               $23               $76             $147
     (INCLUDING LEASED DEPTS.)

HARDWARE, LUMBER & GARDEN STORES                     $11               $37              $72

($'S IN MILLIONS)

                                                                         ADDENDA
--------------------------------------------------------------------------------













                            IMPROVED SALE COMPARABLES

                                                    COMPARABLE IMPROVED SALE 1-1
--------------------------------------------------------------------------------


Name:                                       The Manor House

Location:                                   14313 Georgia Avenue
                                            Silver Spring, Maryland

Grantor:                                    Smith Property Holdings V LP

Grantee:                                    Manor II Associates LLC

Date of Sale:                               March 1999

Year Built:                                 1968

Number of Units:                            435

Consideration:                              $23,000,000

Financing:                                  $18,000,000; Lehman Bros. Holdings, Inc.

INCOME DATA

NOI (after reserves):                       $2,275,000
Overall Rate:                               9.89%
Price per Unit:                             $52,874
NOI per Unit:                               $5,230

Comments:
         This is a four-story Class B garden style project that offers a mix of one, two and three bedroom units ranging in size from 588 to 1,360 square feet. Amenities include a pool, clubhouse, and playground. At the time of sale, the project was 97 percent occupied. The overall rate is based on the 1999 projected net operating income.

                                                    COMPARABLE IMPROVED SALE 1-2
--------------------------------------------------------------------------------


Name:                                       Millpond Apartments

Location:                                   604 Millstream Court
                                            Millersville, Maryland

Grantor:                                    Millpond Associates LP

Grantee:                                    Second Country Club Associates LP

Date of Sale:                               January 1999

Year Built:                                 1983

Number of Units:                            240

Consideration:                              $11,030,000

Financing:                                  Cash to seller

INCOME DATA

NOI (after reserves):                       $1,031,305
Overall Rate:                               9.35%
Price per Unit:                             $45,958
NOI per Unit:                               $4,297

Comments:
         This is a four-story Class B garden style project that offers a mix of one, two and three bedroom units. Amenities include a swimming pool, tennis courts, and playground. At the time of sale, the project was 95 percent occupied. The overall rate is based on the grantee's proforma.

                                                    COMPARABLE IMPROVED SALE 1-3
--------------------------------------------------------------------------------


Name:                                       Cedar Valley Apartments

Location:                                   5458 Harpers Farm Road
                                            Columbia, Maryland

Grantor:                                    Cedar Valley, Inc.

Grantee:                                    BFMIT Cedar Valley LLC

Date of Sale:                               July 1998

Year Built:                                 1974

Number of Units:                            156

Consideration:                              $6,850,000

Financing:                                  $5,500,000 Acacia Life Insurance

INCOME DATA

NOI (after reserves):                       N/A
Overall Rate:                               N/A
Price per Unit:                             $43,910
NOI per Unit:                               N/A

Comments:
         This is a three-story Class B garden style project that offers a mix of one, two and three bedroom units ranging from 815 to 1,056 square feet. Rents range from $659 to $809 per month. Amenities include a swimming pool and playground. All units are equipped with dishwashers, disposals, and washer/dryers. At the time of sale, the project was 98 percent occupied. We were unable to confirm the overall rate.

                                                    COMPARABLE IMPROVED SALE 1-4
--------------------------------------------------------------------------------


Name:                                       Park Place I and II Apartments

Location:                                   Seven Mile Lane & Park Heights Avenue
                                            Baltimore City, Maryland

Grantor:                                    Seventy Two Hundry LP

Grantee:                                    Seven Mile Lane LP

Date of Sale:                               January 1998

Year Built:                                 1971

Land Area:                                  26.28 acres

Number of Units:                            391

Consideration:                              $14,250,000

Financing:                                  $11,500,000; Column Financial

Marketing Time:                             2 months

INCOME DATA

NOI (after reserves):                       $1,246,875
Overall Rate:                               8.75%
Price per Unit:                             $36,445
NOI per Unit:                               $3,189

Comments:
         This sale consists of four separate communities that are located adjacent or opposite one another that were built in sections between 1971 and 1981. At the time of sale, the property was 93 percent occupied with expenses of $3,300 per unit.

                                                                         ADDENDA
--------------------------------------------------------------------------------

















                                RENT COMPARABLES

                                                             RENT COMPARABLE R-1
--------------------------------------------------------------------------------





                                  [PHOTOGRAPH]


Name:                                       Deertree

Location:                                   10000 Greenside Drive
                                            Cockeysville, Maryland

Physical Description
     Number of Units:                       477
     Average Unit Size:                     717 -1,137 SF
     Year Built:                            1966
     Type:                                  Garden
     Parking:                               On-site
     Unit Amenities:                        Dishwasher, disposal
     Project Amenities:                     Pool, clubhouse, laundry, playground

Occupancy:                                  99%

                                                                 RENT COMPARABLE

--------------------------------------------------------------------------------


Rental R-1 (Continued)


                                                     Unit          Street             Rent
                 Unit Type                           Size (SF)       Rent               SF
                 ---------                           ----          ------             ----
                 1 BR/1 BA                            717            $575            $0.80
                 1 BR/1 BA/Den                        849            $595            $0.70
                 2 BR/1 BA                            972            $640            $0.66
                 2 BR/1.5 BA                          972            $655            $0.67
                 3 BR/1.5 BA                        1,137            $785            $0.69

                                                             RENT COMPARABLE R-2
--------------------------------------------------------------------------------




                                  [PHOTOGRAPH]

Name:                                       Hunt Club

Location:                                   2 Carston Court
                                            Cockeysville, Maryland

Physical Description
     Number of Units:                       252
     Average Unit Size:                     701 - 1,175SF
     Year Built:                            1972
     Type:                                  Garden
     Parking:                               On-site
     Unit Amenities:                        Dishwasher, disposal, washer/dryer
     Project Amenities:                     Pool, clubhouse, fitness center

Occupancy:                                  98%

                                                                 RENT COMPARABLE
--------------------------------------------------------------------------------


Rental R-2 (Continued)


                                                     Unit          Street             Rent
                 Unit Type                      Size (SF)            Rent               SF
                 ---------                      ---------            ----               --
                 1 BR/1 BA                            701            $705            $1.01
                 2 BR/1.5 BA                        1,003            $795            $0.79
                 3 BR/2 BA                          1,175            $875            $0.74

                                                             RENT COMPARABLE R-3
--------------------------------------------------------------------------------



                                  [PHOTOGRAPH]


Name:                                       Mays Chapel Village

Location:                                   10 Dodworth Court
                                            Cockeysville, Maryland

Physical Description
     Number of Units:                       192
     Average Unit Size:                     700 -1,100 SF
     Year Built:                            1978
     Type:                                  Garden
     Parking:                               On-site
     Unit Amenities:                        Dishwasher, disposal
     Project Amenities:                     Laundry, playground

Occupancy:                                  99%

                                                                 RENT COMPARABLE
--------------------------------------------------------------------------------

Rental R-3 (Continued)

                                                     Unit          Street             Rent
                 Unit Type                      Size (SF)            Rent               SF
                 ---------                      ---------            ----               --
                 1 BR/1 BA                            700            $610            $0.87
                 1 BR/1 BA/Den                        820            $665            $0.81
                 2 BR/1.5 BA                          880            $720            $0.82
                 3 BR/2 BA                          1,100            $790            $0.72

                                                             RENT COMPARABLE R-4
--------------------------------------------------------------------------------




                                  [PHOTOGRAPH]


Name:                                       Briarcliff East

Location:                                   599 Cranbrook Road
                                            Cockeysville, Maryland
Physical Description
     Number of Units:                       609
     Average Unit Size:                     937 - 1,166 SF
     Year Built:                            1968
     Type:                                  Garden
     Parking:                               On-site
     Unit Amenities:                        Dishwasher, disposal, washer/dryer
     Project Amenities:                     Pool, fitness, playground

Occupancy:                                  98%

                                                                 RENT COMPARABLE
--------------------------------------------------------------------------------

Rental R-4 (Continued)

                                                     Unit          Street             Rent
                 Unit Type                      Size (SF)            Rent               SF
                 ---------                      ---------            ----               --
                 1 BR/1 BA                            937            $665            $0.71
                 2 BR/1 BA                            974            $750            $0.77
                 3 BR/2 BA                          1,166            $860            $0.74

                                                             RENT COMPARABLE R-5
--------------------------------------------------------------------------------





                                  [PHOTOGRAPH]


Name:                                       Town & Country

Location:                                   10337 Society Park Drive
                                            Cockeysville, Maryland

Physical Description
     Number of Units:                       554
     Average Unit Size:                     805 -1,057 SF
     Year Built:                            1973
     Type:                                  Garden
     Parking:                               On-site
     Unit Amenities:                        Dishwasher, disposal, washer/dryer
     Project Amenities:                     Pool, clubhouse, fitness, playground

Occupancy:                                  97%

                                                                 RENT COMPARABLE
--------------------------------------------------------------------------------


Rental R-5 (Continued)

                                                     Unit          Street             Rent
                 Unit Type                      Size (SF)            Rent               SF
                 ---------                      ---------            ----               --
                 1 BR/1 BA                            805            $649            $0.81
                 2 BR/1 BA                          1,057            $739            $0.70